                                                                 EXHIBIT 4.3

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                           DAILEY INTERNATIONAL INC.

                                      AND

                             SUBSIDIARY GUARANTORS



                                   INDENTURE



                         Dated as of February 13, 1998



                       U.S. TRUST COMPANY OF TEXAS, N.A.
                                    Trustee




                     9 1/2% Senior Notes due 2008, Series A

                     9 1/2% Senior Notes due 2008, Series B



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                             CROSS-REFERENCE TABLE

TRUST INDENTURE ACT SECTION                              INDENTURE SECTION
310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . .     7.10
   (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . .     7.10
   (a)(3)   . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
   (a)(4)   . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
   (a)(5)   . . . . . . . . . . . . . . . . . . . . . . . .     7.08
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .     7.08; 7.10
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . .     7.11
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .     7.11
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . .     2.05
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .     11.03
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .     11.03
313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06
   (b)(1)   . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
   (b)(2)   . . . . . . . . . . . . . . . . . . . . . . . .     7.06
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06; 11.02
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . .     7.06
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . .     4.02;4.03; 11.02
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
   (c)(1)   . . . . . . . . . . . . . . . . . . . . . . . .     11.04
   (c)(2)   . . . . . . . . . . . . . . . . . . . . . . . .     11.04
   (c)(3)   . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
   (e)  . . . . . . . . . . . . . . . . . . . . . . . . . .     11.05
   (f)  . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . .     7.01(b)
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .     7.05; 11.02
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .     7.01(a)
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . .     7.01(c)
   (e)  . . . . . . . . . . . . . . . . . . . . . . . . . .     6.11
316(a)(last sentence) . . . . . . . . . . . . . . . . . . .     2.10
   (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . .     6.05
   (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . .     6.02; 6.04; 9.02
   (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .     6.07
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . .     N.A.
317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . .     6.08
   (a)(2)   . . . . . . . . . . . . . . . . . . . . . . . .     6.09
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . .     2.04
318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . .     11.01
318(c)  . . . . . . . . . . . . . . . . . . . . . . . . . .     11.01

--------------------

N.A. means Not Applicable.
NOTE: This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.





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                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE
       SECTION 1.01. DEFINITIONS  . . . . . . . . . . . . . . . . . . . . .  -1-
       SECTION 1.02. OTHER DEFINITIONS  . . . . . . . . . . . . . . . . . . -18-
       SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT  . . -18-
       SECTION 1.04. RULES OF CONSTRUCTION  . . . . . . . . . . . . . . . . -19-

ARTICLE TWO

                                 THE SECURITIES
       SECTION 2.01. FORM AND DATING  . . . . . . . . . . . . . . . . . . . -19-
       SECTION 2.02. EXECUTION AND AUTHENTICATION   . . . . . . . . . . . . -20-
       SECTION 2.03. REGISTRAR AND PAYING AGENT   . . . . . . . . . . . . . -21-
       SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST  . . . . . . . . . -22-
       SECTION 2.05. HOLDER LISTS   . . . . . . . . . . . . . . . . . . . . -22-
       SECTION 2.06. TRANSFER AND EXCHANGE  . . . . . . . . . . . . . . . . -22-
       SECTION 2.07. BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES  . . . . . -25-
       SECTION 2.08. REPLACEMENT SECURITIES   . . . . . . . . . . . . . . . -26-
       SECTION 2.09. OUTSTANDING SECURITIES   . . . . . . . . . . . . . . . -26-
       SECTION 2.10. TREASURY SECURITIES  . . . . . . . . . . . . . . . . . -26-
       SECTION 2.11. TEMPORARY SECURITIES   . . . . . . . . . . . . . . . . -27-
       SECTION 2.12. CANCELLATION   . . . . . . . . . . . . . . . . . . . . -27-
       SECTION 2.13. DEFAULTED INTEREST   . . . . . . . . . . . . . . . . . -27-
       SECTION 2.14. PRIVATE PLACEMENT LEGEND   . . . . . . . . . . . . . . -27-

ARTICLE THREE

                                   REDEMPTION
       SECTION 3.01. NOTICE TO TRUSTEE  . . . . . . . . . . . . . . . . . . -28-
       SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED   . . . . . . . -28-
       SECTION 3.03. NOTICE TO HOLDERS  . . . . . . . . . . . . . . . . . . -28-
       SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION   . . . . . . . . . . . -29-
       SECTION 3.05. DEPOSIT OF REDEMPTION PRICE  . . . . . . . . . . . . . -29-
       SECTION 3.06. SECURITIES REDEEMED IN PART  . . . . . . . . . . . . . -29-

ARTICLE FOUR

                                    COVENANTS
       SECTION 4.01. PAYMENT OF SECURITIES  . . . . . . . . . . . . . . . . -30-
       SECTION 4.02. SEC REPORTS  . . . . . . . . . . . . . . . . . . . . . -30-
       SECTION 4.03. COMPLIANCE CERTIFICATE   . . . . . . . . . . . . . . . -30-
       SECTION 4.04. MAINTENANCE OF OFFICE OR AGENCY  . . . . . . . . . . . -31-
       SECTION 4.05. CORPORATE EXISTENCE  . . . . . . . . . . . . . . . . . -31-
       SECTION 4.06. WAIVER OF STAY, EXTENSION OR USURY LAWS  . . . . . . . -31-
       SECTION 4.07. PAYMENT OF TAXES AND OTHER CLAIMS.   . . . . . . . . . -32-
       SECTION 4.08. MAINTENANCE OF PROPERTIES AND INSURANCE.   . . . . . . -32-





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
       SECTION 4.09. LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS. . -32-
       SECTION 4.10. LIMITATION ON SUBORDINATED INDEBTEDNESS.   . . . . . . -33-
       SECTION 4.11. LIMITATION ON RESTRICTED PAYMENTS.   . . . . . . . . . -33-
       SECTION 4.12. LIMITATION ON ASSETS SALES.  . . . . . . . . . . . . . -34-
       SECTION 4.13. LIMITATION ON LIENS SECURING INDEBTEDNESS.   . . . . . -37-
       SECTION 4.14. LIMITATION ON PAYMENT RESTRICTIONS AFFECTING
                     SUBSIDIARIES   . . . . . . . . . . . . . . . . . . . . -38-
       SECTION 4.15. LIMITATION ON TRANSACTIONS WITH RELATED PERSONS  . . . -38-
       SECTION 4.16. LIMITATION ON CONDUCT OF BUSINESS  . . . . . . . . . . -39-
       SECTION 4.17. CHANGE OF CONTROL  . . . . . . . . . . . . . . . . . . -39-
       SECTION 4.18. SALE-AND-LEASEBACK TRANSACTIONS  . . . . . . . . . . . -41-
       SECTION 4.19. ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED
                     SUBSIDIARIES   . . . . . . . . . . . . . . . . . . . . -41-
       SECTION 4.20. REGISTRATION RIGHTS AGREEMENT  . . . . . . . . . . . . -41-
       SECTION 4.21. QUALIFICATION OF INDENTURE   . . . . . . . . . . . . . -41-

ARTICLE FIVE

                              SUCCESSOR CORPORATION
       SECTION 5.01. WHEN COMPANY MAY MERGE, ETC  . . . . . . . . . . . . . -42-
       SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED  . . . . . . . . . . -42-

ARTICLE SIX

                              DEFAULTS AND REMEDIES
       SECTION 6.01. EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . -43-
       SECTION 6.02. ACCELERATION   . . . . . . . . . . . . . . . . . . . . -44-
       SECTION 6.03. OTHER REMEDIES   . . . . . . . . . . . . . . . . . . . -45-
       SECTION 6.04. WAIVER OF PAST DEFAULTS  . . . . . . . . . . . . . . . -45-
       SECTION 6.05. CONTROL BY MAJORITY  . . . . . . . . . . . . . . . . . -45-
       SECTION 6.06. LIMITATION ON REMEDIES   . . . . . . . . . . . . . . . -45-
       SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT   . . . . . . . . -46-
       SECTION 6.08. COLLECTION SUIT BY TRUSTEE   . . . . . . . . . . . . . -46-
       SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM   . . . . . . . . . . -46-
       SECTION 6.10. PRIORITIES   . . . . . . . . . . . . . . . . . . . . . -46-
       SECTION 6.11. UNDERTAKING FOR COSTS  . . . . . . . . . . . . . . . . -47-

ARTICLE SEVEN

                                     TRUSTEE
       SECTION 7.01. DUTIES OF TRUSTEE  . . . . . . . . . . . . . . . . . . -47-
       SECTION 7.02. RIGHTS OF TRUSTEE  . . . . . . . . . . . . . . . . . . -48-
       SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE   . . . . . . . . . . . . -49-
       SECTION 7.04. TRUSTEE'S DISCLAIMER   . . . . . . . . . . . . . . . . -49-
       SECTION 7.05. NOTICE OF DEFAULTS   . . . . . . . . . . . . . . . . . -49-
       SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS  . . . . . . . . . . . . -49-
       SECTION 7.07. COMPENSATION AND INDEMNITY.  . . . . . . . . . . . . . -49-
       SECTION 7.08. REPLACEMENT OF TRUSTEE   . . . . . . . . . . . . . . . -50-
       SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC   . . . . . . . . . . -51-
       SECTION 7.10. ELIGIBILITY; DISQUALIFICATION  . . . . . . . . . . . . -51-
       SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY  . . -51-





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

ARTICLE EIGHT

                             DISCHARGE OF INDENTURE
       SECTION 8.01. TERMINATION OF COMPANY'S OBLIGATIONS   . . . . . . . . -51-
       SECTION 8.02. APPLICATION OF TRUST MONEY   . . . . . . . . . . . . . -53-
       SECTION 8.03. REPAYMENT TO COMPANY   . . . . . . . . . . . . . . . . -53-
       SECTION 8.04. REINSTATEMENT  . . . . . . . . . . . . . . . . . . . . -53-
       SECTION 8.05. SURVIVAL OF CERTAIN OBLIGATIONS  . . . . . . . . . . . -54-

ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS
       SECTION 9.01. WITHOUT CONSENT OF HOLDERS   . . . . . . . . . . . . . -54-
       SECTION 9.02. WITH CONSENT OF HOLDERS  . . . . . . . . . . . . . . . -54-
       SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT  . . . . . . . . . -55-
       SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS  . . . . . . . . . . -55-
       SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES  . . . . . . . . -56-
       SECTION 9.06. TRUSTEE PROTECTED  . . . . . . . . . . . . . . . . . . -56-

ARTICLE TEN

                              SUBSIDIARY GUARANTEES
       SECTION 10.01.       UNCONDITIONAL GUARANTEE   . . . . . . . . . . . -56-
       SECTION 10.02.       SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC.,
                            ON CERTAIN TERMS  . . . . . . . . . . . . . . . -57-
       SECTION 10.03.       RELEASE OF A SUBSIDIARY GUARANTOR   . . . . . . -58-
       SECTION 10.04.       LIMITATION OF SUBSIDIARY GUARANTOR'S
                            LIABILITY . . . . . . . . . . . . . . . . . . . -58-
       SECTION 10.05.       CONTRIBUTION  . . . . . . . . . . . . . . . . . -59-
       SECTION 10.06.       EXECUTION AND DELIVERY OF SUBSIDIARY
                            GUARANTEE . . . . . . . . . . . . . . . . . . . -59-
       SECTION 10.07.       SEVERABILITY  . . . . . . . . . . . . . . . . . -59-

ARTICLE ELEVEN

                                  MISCELLANEOUS
       SECTION 11.01.       TRUST INDENTURE ACT CONTROLS  . . . . . . . . . -59-
       SECTION 11.02.       NOTICES   . . . . . . . . . . . . . . . . . . . -60-
       SECTION 11.03.       COMMUNICATION BY HOLDERS WITH OTHER HOLDERS . . -61-
       SECTION 11.04.       CERTIFICATE AND OPINION AS TO CONDITIONS
                            PRECEDENT . . . . . . . . . . . . . . . . . . . -61-
       SECTION 11.05.       STATEMENTS REQUIRED IN CERTIFICATE OR OPINION . -61-
       SECTION 11.06.       RULES BY TRUSTEE AND AGENTS   . . . . . . . . . -62-
       SECTION 11.07.       LEGAL HOLIDAYS  . . . . . . . . . . . . . . . . -62-
       SECTION 11.08.       GOVERNING LAW   . . . . . . . . . . . . . . . . -62-
       SECTION 11.09.       NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS . -62-
       SECTION 11.10.       NO RECOURSE AGAINST OTHERS  . . . . . . . . . . -62-
       SECTION 11.11.       SUCCESSORS  . . . . . . . . . . . . . . . . . . -62-
       SECTION 11.12.       DUPLICATE ORIGINALS   . . . . . . . . . . . . . -62-
       SECTION 11.13.       SEVERABILITY  . . . . . . . . . . . . . . . . . -63-
       SECTION 11.14.       COUNTERPARTS  . . . . . . . . . . . . . . . . . -63-

SIGNATURES





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EXHIBITS AND ANNEXES

EXHIBIT A     Form of Security    . . . . . . . . . . . . . . . . . . . . .  A-1
EXHIBIT A-1   Form of Notation on Security Relating to Subsidiary
              Guarantee . . . . . . . . . . . . . . . . . . . . . . . . .  A 1-1
EXHIBIT A-2   Form of Legend for Global Security    . . . . . . . . . . .  A-2-1
EXHIBIT B-1   Certificate to be Delivered upon Exchange or Registration
              of Transfer of Securities     . . . . . . . . . . . . . . .  B-1-1
EXHIBIT B-2   Form of Certificate to be Delivered in Connection with
              Transfers to Institutional Accredited Investors   . . . . .  B-2-1
EXHIBIT B-3   Form of Certificate to be Delivered in Connection with
              Regulation S Transfers    . . . . . . . . . . . . . . . . .  B-3-1

ANNEX A       Registration Rights Agreement   . . . . . . . . . . .   Annex 1 -1





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       INDENTURE, dated as of February 13, 1998, is among DAILEY INTERNATIONAL
INC., a Delaware corporation (the "Company"), the SUBSIDIARY GUARANTORS (as defined hereinafter) and U.S. TRUST COMPANY OF TEXAS, N.A., as trustee (in such capacity, the "Trustee").

       The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 9 1/2% Senior Notes due 2008, Series A (the "Series A Securities") and the 9 1/2% Senior Notes due 2008, Series B (the "Series B Securities", and together with the Series A Securities, the "Securities"), without preference of one series of Securities over the other:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. DEFINITIONS.

       "1997 Indenture" means the indenture dated as of August 19, 1997, among the Company, the Subsidiary Guarantors and the Trustee, and providing for the issuance by the Company of senior notes in the aggregate principal amount of $115,000,000 due 2007, as such indenture is amended, supplemented, modified and in effect from time to time.

       "1997 Guarantees" means the guarantees by the Subsidiary Guarantors of the senior notes issued and to be issued by the Company pursuant to the 1997 Indenture.

       "1997 Series A Notes" means the 9 3/4% senior notes due 2007, Series A, issued by the Company and sold in transactions exempt from registration under the Securities Act.

       "1997 Series B Notes" means the 9 3/4% senior notes due 2007, Series B, issued or to be issued by the Company in exchange for the 1997 Series A Notes pursuant to the registration statement provided for in the 1997 Indenture, as such registration statement is amended and in effect from time to time.

       "Additional Interest" shall have the meaning ascribed to that term in
Section 4(a) of the Registration Rights Agreement.

       "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the lesser of the amount by which (i) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantee, of such Subsidiary Guarantor at such date and (ii) the present fair saleable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Subsidiary Guarantee), excluding debt in respect of the Subsidiary Guarantee, as they become absolute and matured.

       "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the
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       "Agent" means any Registrar, Paying Agent or co-registrar.

       "Asset" means each of the assets that are owned by the Company or a Subsidiary on the Issue Date or that are acquired by the Company or a Subsidiary after the Issue Date.

       "Asset Sale" means any sale, issuance, conveyance, transfer, lease, exchange or other disposition to any Person (including, without limitation, by means of a sale-and-leaseback transaction or a merger of consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Capital Stock of any Subsidiary held by the Company or any other Subsidiary, (ii) all or substantially all of the properties and assets of any division or line of business of the Company or any of its Subsidiaries or (iii) any other properties or assets of the Company or any of its Subsidiaries other than transfers of cash, Cash Equivalents, accounts receivable or properties or assets in the ordinary course of business; provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, will be governed by the provisions of Section 4.17 and/or the provisions of Article 5 and not by the provisions of Section 4.12. For the purposes of this definition, the term "Asset Sale" also shall not include any of the following:
(a) any transfer of properties or assets to an Unrestricted Subsidiary, if such transfer is not prohibited under Section 4.11; (b) any transfer of properties or assets by the Company to a Subsidiary or by a Subsidiary to the Company or a Subsidiary (in the case of a transfer to a Subsidiary that is not a Wholly Owned Subsidiary, dispositions shall be excluded pursuant to this clause (b) only to the extent of the Company's interest in such Subsidiary after giving effect to such transfer); (c) sales of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are either (1) no longer used or (2) no longer useful in the business of the Company or its Subsidiaries; (d) any lease of any property entered into in the ordinary course of business and with respect to which the Company or any Subsidiary is the lessor, except any such lease that provides for the acquisition of such property by the lessee during or at the end of the term thereof for an amount that is less than the fair market value thereof at the time the right to acquire such property is granted; or (e) any transfer that but for this clause (e) would be an Asset Sale, if (1) the Company elects to designate such transfers as not constituting Asset Sales and (2) after giving effect to such transfers, the aggregate fair market value of the properties or assets transferred in such transaction or any such series of related transactions so designated by the Company does not exceed $5.0 million.

       "Attributable Indebtedness" in respect of a sale-and-leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale-and-leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). As used in the preceding sentence, the "net rental payments" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

       "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date to the date of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of such principal payment by (ii) the sum of all such principal payments.





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       "Board of Directors" means, with respect to any Person, the board of directors of such Person or any committee of the board of directors of such Person duly authorized to act on behalf of the board of directors of such Person.

       "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

       "Business Day" means any day which is not a Legal Holiday.

       "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock and any and all warrants, options and rights with respect thereto, including each class of common stock and preferred stock of such Person.

       "Capitalized Lease Obligation" means the discounted present value of the rental obligations of any Person under any lease of Property, which in accordance with GAAP, is required to be capitalized on the balance sheet of such Person.

       "Cash Equivalents" means (a) the following kinds of investments if, in the case of instruments referred to in clauses (i) through (iv) below, on the date of purchase or other acquisition of any such instrument by the Company or any Subsidiary, the remaining term to maturity is not more than one year:
(i) readily marketable obligations issued or unconditionally guaranteed as to principal and interest by the United States or by any agency or authority controlled or supervised by and acting as an instrumentality of the United States; (ii) repurchase obligations for instruments of the type described in clause (i) for which delivery of the instrument is made against payment;
(iii) obligations (including, but not limited to, demand or time deposits, bankers' acceptances and certificates of deposit) issued by a depository institution or trust company incorporated or doing business under the laws of the United States, any State thereof or the District of Columbia or a branch or subsidiary of any such depository institution or trust company operating outside the United States, provided that such depository institution or trust company has, at the time of the Company's or such Subsidiary's investment therein or contractual commitment providing for such investment, capital, surplus or undivided profits (as of the date of such institution's most recently published financial statements), in excess of $100,000,000; and
(iv) commercial paper issued by any Person, if such commercial paper has, at the time of the Company's or any Subsidiary's investment therein or contractual commitment providing for such investment, credit ratings of A-1 by S&P and P-1 by Moody's; and (b) money market mutual or similar funds having assets in excess of $100,000,000.

       "Change of Control" means (i) an event or series of events by which any Person or other entity or group of Persons or other entities acting in concert as a partnership or other group (a "Group of Persons") other than the Lawrence Group or any member thereof shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger, consolidation or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of the combined voting power of the then outstanding Voting Stock of the Company, (ii) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the Board of Directors then in office, (iii) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole, to any Person or Group of Persons other than the Company or any Subsidiary Guarantor that is a Wholly Owned Subsidiary, or (iv) the liquidation or dissolution of the Company.





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       "Company" means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

       "Company Properties" means all Properties, and equity, partnership or other ownership interests therein, that are related or incidental to, or used or useful in connection with, the conduct or operation of any business activities of the Company or the Subsidiaries, which business activities are not prohibited by the terms of this Indenture.

       "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period increased (to the extent deducted in determining Consolidated Net Income) by the sum of: (i) all income taxes of such Person and its subsidiaries paid or accrued according to GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses), (ii) all interest expense of such Person and its subsidiaries paid or accrued in accordance with GAAP for such period (including amortization of original issue discount and the interest portion of deferred payment obligations), (iii) depreciation and depletion of such Person and its subsidiaries, (iv) amortization of such Person and its subsidiaries including, without limitation, amortization of capitalized debt issuance costs and (v) any other non-cash charges to the extent deducted from Consolidated Net Income.

       "Consolidated EBITDA Coverage Ratio" means, with respect to any Person, the ratio of (1) Consolidated EBITDA of such Person for the period (the "Pro Forma Period") consisting of the most recent four full fiscal quarters for which financial information in respect thereof is available immediately prior to the date of the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio (the "Transaction Date") to (2) the aggregate Fixed Charges which such Person will accrue during the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent to such fiscal quarter (the "Forward Period") on the aggregate amount of Indebtedness outstanding on the Transaction Date, including any Indebtedness proposed to be incurred on such date and excluding any Indebtedness repaid with the proceeds of such Indebtedness (as though all such Indebtedness was incurred or repaid on the first day of the quarter in which the Transaction Date occurred). In addition to, but without duplication of, the foregoing, for purposes of this definition, "Consolidated EBITDA" shall be calculated after giving effect (without duplication), on a pro forma basis for the Pro Forma Period (but no longer), to (i) any Investment, during the period commencing on the first day of the Pro Forma Period to and including the Transaction Date (the "Reference Period"), in any other Person that, as a result of such Investment, becomes a subsidiary of such Person, (ii) the acquisition, during the Reference Period (by merger, consolidation or purchase of stock or assets) of any business or assets, which acquisition is not prohibited by this Indenture, including but not limited to Permitted Industry Investments, as if such acquisition had occurred on the first day of the Reference Period, (iii) any sales or other dispositions of assets occurring during the Reference Period, in each case as if such incurrence, Investment, repayment, acquisition or asset sale had occurred on the first day of the Reference Period and (iv) interest income reasonably anticipated by the Company to be received during the Pro Forma Period from Investments in Cash Equivalents, which Investments exist on the Transaction Date or will exist as a result of the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio. For purposes of this definition, "Fixed Charges" shall be calculated after giving effect (without duplication), on a pro forma basis for the Forward Period, to any Indebtedness incurred or repaid on or after the first day of the Forward Period and prior to the Transaction Date. For purposes of calculating the Company's Consolidated EBITDA Coverage Ratio, Indebtedness of a Subsidiary that is not a Wholly Owned Subsidiary (which Indebtedness is non-recourse to the Company or any other Subsidiary or any of their assets) shall be included only to the extent of the Company's pro rata ownership interest in such Subsidiary.





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
       "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or loss) of such Person and its subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, provided that (i) the net income of (a) any Unrestricted Subsidiary and (b) any other Person in which such Person or any subsidiary thereof has an interest (which interest, in the case of those Persons referred to in clause (b), does not cause the net income of such other Person to be consolidated with the net income of such Person in accordance with GAAP) will be included only to the extent of the amount of dividends or distributions actually paid in cash or Cash Equivalents to such Person or its subsidiaries that are Subsidiary Guarantors by such other Person in such period; (ii) the net income of any subsidiary of such Person that is subject to any Payment Restriction will be excluded to the extent of such Payment Restriction; and (iii) (a) the net income (or loss) of any other Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (b) any net gain (but not loss) on the sale or other disposition by such Person or any of its subsidiaries of assets and of the Capital Stock of any subsidiary of such Person, (c) items which are extraordinary, and (d) the cumulative effect of a change in accounting principles, will each be excluded.

       "Consolidated Net Tangible Assets" as of any date means with respect to any Person the Consolidated Net Worth of such Person and its consolidated Subsidiaries as of such date less (i) all write-ups subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person (other than purchase accounting adjustments made, in connection with any acquisition of any entity that becomes a consolidated Subsidiary of such Person after the date of this Indenture to the book value of the assets of such entity), (ii) all Investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), (iii) all unamortized goodwill, trademarks, trade names, service marks, brand names, copyrights, patents and other intangible assets in accordance with GAAP, and (iv) unamortized debt discount and expense and unamortized deferred charges of such date, all of the foregoing determined in accordance with GAAP.

       "Consolidated Net Worth" as of any date means with respect to any Person the amount by which the assets of such Person and its subsidiaries on a consolidated basis exceed (i) the total liabilities of such Person and its subsidiaries on a consolidated basis, plus (ii) Disqualified Capital Stock of such Person or Disqualified Capital Stock of any subsidiary of such Person issued to any Person other than such Person or another wholly-owned subsidiary of such Person, in each case determined in accordance with GAAP.

       "Continuing Directors" means any member of the Board of Directors of the Company on the Issue Date, any director elected since the date thereof in any annual meeting of the stockholders upon the recommendation of the Board of Directors of the Company and any other member of the Board of Directors of the Company who will be recommended or elected to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors of the Company.

       "Credit Facility" means one or more credit facilities without limitation as to amount that now is or are or hereafter may be entered into among the Company or one or more of its Subsidiaries or the Company and one or more of its Subsidiaries, as the case may be, and the lenders parties thereto, including any related notes, guarantees, collateral documents, and other instruments and agreements executed in connection therewith without limitation as to amount, which term, as of the Issue Date, initially consists of the Third Amended and Restated Loan Agreement by and among Company, the financial institutions party thereto and Wells Fargo Bank (Texas), National Association, as agent, and in each case as amended, modified, supplemented, renewed, extended, refunded, replaced, restated or refinanced from time to time in whole or part in one or more credit agreements, loan agreements, instruments or similar agreements without limitation as to amount, as such may be further amended, modified, supplemented, extended, refunded, restated, replaced, renewed or refinanced from time to time.





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       "Currency Agreement" means the obligations of any Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its subsidiaries against fluctuations in currency values.

       "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

       "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person or its subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which, mandatorily or at the option of the holder, it is convertible or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its subsidiaries, including at the option of the holder, in whole or in part, or has, upon the happening of an event or the passage of time would have, a redemption or similar payment due, in each such case on or prior to the Maturity Date.

       "Employee Stock Repurchases" means purchases by the Company of any of its Capital Stock from officers and other employees for the purpose of enabling such employees to pay personal income tax obligations with the proceeds; provided that the aggregate amount of all such purchases shall not exceed $500,000 during any fiscal year of the Company.

       "Equity Interests" means Capital Stock or other equity interests and all warrants, options or other rights to acquire Capital Stock or other equity interests.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

       "Exchange Offer" means the offer by the Company, pursuant to an effective registration statement filed with the SEC, to exchange for any and all of the Series A Securities a like aggregate principal amount of Series B Securities in accordance with the terms and provisions of a corresponding Registration Rights Agreement.

       "Exchange Offer Consummation Date" means the date on which an Exchange Offer is consummated in accordance with the terms and provisions of a corresponding Registration Rights Agreement.

       "Exempt Foreign Subsidiary" means (i) any Subsidiary engaged in business permitted under this Indenture exclusively outside the United States of America, irrespective of its jurisdiction of incorporation and (ii) any other Subsidiary whose assets (excluding any cash and Cash Equivalents) consist exclusively of Capital Stock or Indebtedness of one or more Subsidiaries described in clause (i) of this definition, that, in any case, is so designated by the Company in an Officers' Certificate delivered to the Trustee and (a) is not a guarantor of, and has not granted any Lien to secure, the Credit Facility or any other Indebtedness of the Company or any Subsidiary other than another Exempt Foreign Subsidiary and (b) does not have total assets that, when aggregated with the total assets of any other Exempt Foreign Subsidiary, exceed 25% of the Company's consolidated total assets, as determined in accordance with GAAP, as reflected on the Company's most recent quarterly or annual balance sheet. The Company may revoke the designation of any Exempt Foreign Subsidiary by notice to the Trustee.

       "Fixed Charges" means, with respect to any Person, for any period, the aggregate amount of (i) interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period (except to the extent accrued in a prior period) in respect of all Indebtedness of such Person and its consolidated subsidiaries (including (a) original issue discount on any Indebtedness and (b) the interest





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
portion of all deferred payment obligations, calculated in accordance with the effective interest method, in each case to the extent attributable to such period) and (ii) dividend requirements on Disqualified Capital Stock of such Person and its consolidated subsidiaries (whether in cash or otherwise (except dividends payable in shares of Qualified Capital Stock) (non-cash dividends being valued as determined in good faith by the Board of Directors of such Person, as evidenced by a Board Resolution)) paid, accrued or scheduled to be paid or accrued during such period (except to the extent accrued in a prior period) and excluding items eliminated in consolidation; provided, however, in no event shall the term "Fixed Charges" include any original issue discount or premium paid on the 1997 Series A Notes or 1997 Series B Notes.

       For purposes of the definition of Fixed Charges, (i) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Board of Directors of such Person (as evidenced by a Board Resolution) to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP; (ii) interest on Indebtedness that is determined on a fluctuating basis shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest of such Indebtedness in effect on the date Fixed Charges are being calculated, subject to the proviso in the following clause (iii); (iii) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate, (provided that, for the period following the date on which the rate actually chosen ceases to be in effect, the Company may designate an optional rate other than that actually chosen, which optional rate shall be deemed to accrue at a fixed per annum equal to the rate of interest on such optional rate in effect on the date Fixed Charges are being calculated); and (iv) Fixed Charges shall be increased or reduced by the net cost (including amortization of discount) or benefit associated with obligations under Interest Rate Agreements attributable to such period.

       "GAAP" means generally accepted accounting principles as in effect in the United States of America as of any date of determination.

       "Guarantor Senior Indebtedness" means all Indebtedness of a Subsidiary Guarantor (present and future) created, incurred, assumed or guaranteed by the Subsidiary Guarantor (and all renewals, extensions, increases or refundings thereof) (including the principal of, interest on and fees, premiums, expenses (including costs of collection), indemnities and other amounts payable in connection with such Indebtedness, and including any Post-Commencement Amounts), unless the instrument governing such Indebtedness expressly provides that such Indebtedness is not senior or superior in right of payment to the Subsidiary Guarantee. Notwithstanding the foregoing, Guarantor Senior Indebtedness does not include (i) any Indebtedness of the Subsidiary Guarantor to the Company or any Subsidiary or any Unrestricted Subsidiary, and (ii) any amounts payable or other liabilities to trade creditors.

       "Holder" means a Person in whose name a Security is registered on the Registrar's books.

       "Indebtedness" means, with respect to any Person, without duplication, any liability, contingent or otherwise, of such Person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the deferred and unpaid balance of the purchase price of any property or interest therein (other than any such balance that represents an account payable or any other monetary obligation to a trade creditor created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services and due within twelve months (or such longer period for payment as is customarily extended by such trade creditor) of the incurrence thereof, which account is not overdue by more than 150 days, according to the original terms of sale, unless such account payable is being contested in good faith or





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has been extended), (iv) for the payment of a Capitalized Lease Obligation of such Person, (v) with respect to the reimbursement of any letter of credit, banker's acceptance or similar credit transaction, (vi) with respect to Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person (provided that if the obligations so secured have not been assumed in full by such Person or are not otherwise such Person's legal liability in full, then such obligations shall be deemed to be in an amount equal to the greater of (A) the lesser of (1) the full amount of such obligations, and (2) the fair market value of such assets, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution, and (B) the amount of obligations as have been assumed by such Person or which are otherwise such Person's legal liability), (vii) to the extent not otherwise included, under Currency Agreements and Interest Rate Agreements entered into other than in the ordinary course of such Person's business, (viii) in the case of such Person, the liquidation preference and any mandatory redemption payment obligations in respect of Disqualified Capital Stock, and, in the case of a subsidiary of such Person, the liquidation preference and any mandatory redemption payment obligations in respect of preferred stock of such subsidiary, and (ix) in respect of all Indebtedness of others which such Person has guaranteed, endorsed with recourse (otherwise than for collection, deposit or other similar transactions in the ordinary course of business), agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds or for which such Person has otherwise become liable; provided, however, Indebtedness arising pursuant to clause (iii) of this definition as a result of such account payable becoming overdue by more than 150 days shall only be deemed to be incurred at a time when Indebtedness, other than such Indebtedness, is incurred.

       "Indenture" means this Indenture as amended or supplemented from time to time.

       "Independent Director" means any director of the Company who is neither
(i) an executive officer or an employee of the Company or of any of its Subsidiaries or Affiliates, nor (ii) a Related Person.

       "Initial Purchaser" means Jefferies & Company, Inc.

       "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

       "Insolvency or Liquidation Proceeding" means, with respect to any Person, (a) an insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization proceeding or other similar case or proceeding, relative to such Person or to its creditors, as such, or its assets, (b) any liquidation, dissolution or reorganization proceeding of such Person, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of such Person.

       "Interest Rate Agreement" means the obligations of any Person pursuant to any interest swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person or any of its subsidiaries against fluctuations in interest rates.

       "Investment" means, in respect of any Person, any investment in another Person, whether by means of a share purchase, capital contribution, loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or similar credit extension constituting Indebtedness of such other Person and any guaranty of Indebtedness of any other Person; provided that the following shall not constitute Investments: (a) extension of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business,
(b) obligations





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
under Interest Rate Agreements and Currency Agreements, but only to the extent that the same constitute Permitted Indebtedness, (c) endorsements of negotiable instruments and documents in the ordinary course of business, (d) an acquisition of assets, Capital Stock or other securities by the Company or any of its Subsidiaries for consideration consisting of Capital Stock or other common equity securities of the Company or any of its Subsidiaries, and
(e) stock, obligations and other securities received in settlement of debts owing to the Company or any of its Subsidiaries as a result of collection efforts or proceedings or upon the foreclosure or enforcement of any Lien in favor of the Company or any such Subsidiary, in each case, as to debt owing to the Company or any such Subsidiary that arose in the ordinary course of business of the company or any such Subsidiary. For purposes of Section 4.11 and the definition of Permitted Unrestricted Subsidiary Investments, (i) an "Investment" in an Unrestricted Subsidiary shall be deemed to include and be valued at the fair market value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary, and (ii) any Investment in an Unrestricted Subsidiary shall be valued at fair market value at the time of such Investment (except, however, when such Investment consists of a loan or advance by a Person to another Person that is of an intercompany or similar nature between such Persons and arises pursuant to an agreement or understanding in the ordinary course of business relating to tax sharing, administrative or similar arrangements, then such Investment shall be valued at fair market value at the time that the investing Person shall have paid monies or transferred other consideration to another Person for the benefit of the Person in whom the agreement to make such loan or advance was made), in each case as determined by the Board of Directors of the Company and such Subsidiary, as applicable, in good faith.

       "Issue Date" means the first date on which the Series A Securities are issued under this Indenture.

       "Lawrence Group" means Lawrence Industries, Inc., J.D. Lawrence and any Person related to J.D. Lawrence within the second degree of consanguinity, any trust for the benefit of one or more of such Persons, and any Person controlled directly or indirectly by any such Person.

       "Lien" means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction).

       "Material Subsidiary" means any Subsidiary of the Company which, as of the relevant date of determination, would be a "significant subsidiary" as defined in Reg. Section 230.405 promulgated pursuant to the Securities Act as in effect on the Issue Date, assuming the Company is the "registrant" referred to in such definition, except that the 10% amounts referred to in such definition shall be deemed to be 5%.

       "Maturity Date" means February 15, 2008.

       "Moody's" means Moody's Investors Service, Inc. and its successors.

       "Net Available Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash proceeds received upon the sale or other disposition of, or payments or collections on, any non-cash consideration received in any Asset Sale, provided that such sale or other disposition was contemplated by the Company or its applicable Subsidiary in connection with, and was consummated incident to, such Asset Sale, and in respect to each of the foregoing receipts of cash proceeds only as and when received, and excluding any





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other consideration until such time as such consideration is converted into, and received by the Company or any of its Subsidiaries as, cash), net of all
(i) legal, accounting and investment banking fees and expenses, sales commissions, relocation, transportation, handling and storage expenses, title, recording and if applicable, release expenses and other fees and expenses incurred as a result of such Asset Sale, (ii) taxes paid or payable as a result of such Asset Sale or required to be accrued as a liability as a consequence thereof (after taking into account any available and applicable tax credits or deductions and any applicable tax sharing arrangements), (iii) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Subsidiary) owning a beneficial interest in the asset or assets that were the subject of such Asset Sale, (v) amounts required to be paid in order to obtain a necessary consent to such Asset Sale or by applicable law, and (vi) reserves to adjustments in respect of the sale price of such asset or assets established in accordance with GAAP.

       "Net Proceeds" means (i) in the case of any sale by the Company of Qualified Capital Stock, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, and (ii) in the case of any exchange, exercise, conversion or surrender of any outstanding securities or Indebtedness of the Company for or into shares of Qualified Capital Stock of the Company, the net book value of such outstanding securities or Indebtedness as adjusted on the books of the Company on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder of such Indebtedness or securities to the Company upon such exchange, exercise, conversion or surrender and less any and all payments made to the holders of such Indebtedness or securities, and all other expenses incurred by the Company in connection therewith).

       "Non-Recourse Indebtedness" means Indebtedness (i) as to which neither the Company nor any of its Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a Subsidiary Guarantor or otherwise), or (c) constitutes the lender unless otherwise permitted under this Indenture; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries to declare pursuant to the express terms governing such Indebtedness a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

       "Obligations" mean the due and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and the due and punctual performance of all other obligations of the Company under this Indenture and the Securities.

       "Officer" means, with respect to any Person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer or the Treasurer of such Person.

       "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either a Secretary, Assistant Secretary or Assistant Treasurer of such Person.

       "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company (or any Subsidiary Guarantor, if applicable).





Dailey International Inc.:  Indenture
                                      -10-                        Execution Copy

       "Pari Passu Indebtedness" means, with respect to any Net Available Proceeds from the Asset Sales, Indebtedness of the Company and its Subsidiaries the terms of which require the Company or such Subsidiary to apply such Net Available Proceeds to offer to repurchase such Indebtedness.

       "Permitted Indebtedness" means (i) Indebtedness under the Original Securities and any Series B Securities issued in exchange for Series A Securities of equal principal amount pursuant to an Exchange Offer;
(ii) Indebtedness from time to time outstanding under the Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of (a) the sum of (1) 85% of accounts receivable (net of any related reserves) of the Company and its Subsidiaries plus (2) 50% of the revenue-producing tools and inventory of the Company and its Subsidiaries, as such amounts are determined on a consolidated basis in accordance with GAAP and reflected on the Company's most recent balance sheet prepared in accordance with GAAP, or (b) $30.0 million, plus all interest and fees under such agreements and any guarantee of any such Indebtedness; (iii) the Subsidiary Guarantees of the Securities (and any assumption of the obligations guaranteed thereby); (iv) Permitted Refinancing Indebtedness; (v) Indebtedness of the Company to any Wholly Owned Subsidiary, and any Indebtedness of any Wholly Owned Subsidiary to the Company or to any Wholly Owned Subsidiary; provided, that in each case, such Indebtedness has not been incurred in contemplation of any subsequent issuance or transfer of any Capital Stock or any other event which would result in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary), and if incurred in contemplation of any of the foregoing events, then such Indebtedness shall be deemed to be incurred and shall be treated as an incurrence of Indebtedness for purposes of Section 4.09 at the time the Wholly Owned Subsidiary in question ceased to be a Wholly Owned Subsidiary; (vi) Permitted Operating Obligations;
(vii) other Indebtedness outstanding at any time in an aggregate principal amount not to exceed $10.0 million; (viii) Indebtedness outstanding on the Issue Date; and (ix) Indebtedness under the 1997 Series B Notes, the 1997 Guarantees and the 1997 Indenture. Permitted Refinancing Indebtedness that constitutes a refinancing of amounts referred to in clauses (ii) and (vii) shall be deemed to be incurred pursuant to and subject to the limitations in clauses (ii) and (vii), respectively. The Company may elect at any time that amounts of Indebtedness incurred under clauses (ii) or (vii) be deemed to be incurred pursuant to the first paragraph of Section 4.09 (if then permitted to be so incurred), in which event such amounts so incurred shall be deemed not to be incurred under clause (ii) or (vii); provided, however, any such Indebtedness deemed not to be incurred under clause (ii) shall still be treated as Indebtedness under and governed by the Credit Facility for purposes of all other provisions of this Indenture.

       "Permitted Industry Investments" means (i) capital expenditures, including, without limitation, acquisitions of Company Properties and interests therein; (ii) exchanges of Company Properties for other Company Properties of at least equivalent value as determined in good faith by the Board of Directors of the Company; (iii) Investments by the Company or any Subsidiary in any Subsidiary (or in any Person that becomes a Subsidiary as a result of such Investment) that are not subject to any Payment Restriction; and
(iv) Investments by the Company or any Subsidiary in any Person of which less than 50% of the issued and outstanding Equity Interests is owned by the Company or another Subsidiary of the Company; provided that the aggregate of all Investments by the Company and any Subsidiary pursuant to this clause (iv) shall at not time exceed 15% of the Consolidated Net Tangible Assets of the Company.

       "Permitted Investments" means Cash Equivalents and Permitted Industry Investments (in each case, other than Investments in Unrestricted
Subsidiaries).

       "Permitted Liens" means (i) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for which such adequate reserves have been established to the extent required by GAAP, (ii) landlord's, carriers, warehouseman's, storage, mechanics', workmen's, materialmen's, operator's or similar Liens arising in the ordinary course of business,





Dailey International Inc.:  Indenture
                                      -11-                        Execution Copy

(iii) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Company Properties or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the Company Properties subject thereto or interfere with the ordinary conduct of the business of the Company or the Subsidiaries, (iv) Liens on Company Properties which arise out of operation of law, (v) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been made, (vi) (a) Liens upon any Property of any Person existing at the time of acquisition thereof by the Company or any Subsidiary, (b) Liens upon any Property of a Person existing at the time such Person is merged or consolidated with the Company or any Subsidiary or existing at the time of the sale or transfer of any such Property of such Person to the Company or any Subsidiary, or (c) Liens upon any Property of a Person existing at the time such Person becomes a Subsidiary; provided that in each case such Lien has not been created in contemplation of such sale, merger, consolidation, transfer or acquisition, and provided further that in each such case no such Lien shall extend to or cover any Property of the Company or any Subsidiary other than the Property being acquired and improvements thereon, (vii) Liens existing on the Issue Date, (viii) Liens on deposits made in the ordinary course of business, including, without limitation, pledges or deposits under worker's compensation, unemployment insurance and other social security legislation and deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a similar nature incurred in the ordinary course of business, (ix) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank,
(x) Liens upon any Property which were created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that (A) no such Lien shall extend to or cover any Property of the Company or any Subsidiary other than the Property so acquired and improvements thereon and (B) the Lien securing any such Indebtedness shall be created within 90 days of such acquisition, (xi) Liens securing Indebtedness that constitutes Permitted Indebtedness pursuant to clause (i), (ii), (iii), (iv) (but only to the extent secured at the time of such renewal, extension, refunding or repurchase, and no such Lien shall extend to any other Property of the Company or any Subsidiary), and (vi) of the definition of Permitted Indebtedness,
(xii) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease and (xiii) Liens securing obligations under or in respect of either Currency Agreements or Interest Rate Agreements.

       "Permitted Operating Obligations" means Indebtedness of the Company or any Subsidiary in respect of one or more standby letters of credit, bid, performance or surety bonds, or other reimbursement obligations, issued for the account of, or entered into by, the Company or any Subsidiary in the ordinary course of business, or in lieu of any thereof or in addition to any thereto, guarantees and letters of credit supporting any such obligations and Indebtedness (in each case, other than for an obligation for borrowed money, other than borrowed money represented by any such letter of credit, bid, performance or surety bond, or reimbursement obligation itself, or any guarantee and letter of credit related thereto).

       "Permitted Refinancing Indebtedness" means (i) Senior Indebtedness of the Company or any Subsidiary, the net proceeds of which are used solely to renew, extend, refinance, refund or repurchase outstanding Securities, 1997 Series A Notes or 1997 Series B Notes, including the amount of reasonable fees and expenses and premium, if any, incurred by the Company or such Subsidiary in connection therewith; or (ii) Indebtedness of the Company or any





Dailey International Inc.:  Indenture
                                      -12-                        Execution Copy

Subsidiary, the net proceeds of which are used to renew, extend, refinance, refund or repurchase (including, without limitation, pursuant to a Change of Control Offer as required by the terms of the Securities) outstanding Indebtedness of the Company or any Subsidiary, provided that (a) if the Indebtedness (including the Securities) being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to either the Securities or the Subsidiary Guarantees, then such Indebtedness is pari passu with or subordinated in right of payment to, as the case may be, the Securities or the Subsidiary Guarantees at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased,
(b) such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (c) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased; provided, further, that such Indebtedness (to the extent that such Indebtedness constitutes Permitted Refinancing Indebtedness) is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of reasonable fees and expenses and premium, if any, incurred by the Company or such Subsidiary in connection therewith.

       "Permitted Unrestricted Subsidiary Investments" means Investments in Unrestricted Subsidiaries in a cumulative aggregate amount (in cash or the fair market value of property other than cash, as determined in good faith by the Board of Directors of the Company) not to exceed the sum of (i) $10.0 million and (ii) cash or cash equivalent distributions made from any Unrestricted Subsidiary and received, after the Issue Date, as such by the Company, provided that any amount included in this clause (ii) shall be deducted from any amounts referred to in clause (y)(3) of Section 4.11. Notwithstanding the foregoing, Permitted Unrestricted Subsidiary Investments shall also include any Investments in Unrestricted Subsidiaries to the extent such Investment consists of (a) Qualified Capital Stock of the Company or (b) amounts referred to in clause (y)(2) of Section 4.11, which Investments shall be excluded from the sum in the previous sentence, provided that the amount of any Investments pursuant to this clause (b) shall be deducted from amounts referred to in clause (y)(2) of Section 4.11.

       "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

       "Post-Commencement Amounts" means all interest and fees accrued or accruing after the commencement of any Insolvency or Liquidation Proceeding in accordance with and at the contract rate (including, without limitation, any non-usurious rate applicable upon default) and all premiums, expenses (including costs of collection), indemnities and other amounts that would have accrued or been incurred after the commencement of any Insolvency or Liquidation Proceeding in any case as specified in any agreement or instrument creating, evidencing, or governing any Senior Indebtedness or any Guarantor Senior Indebtedness, as the case may be, whether or not, pursuant to applicable law or otherwise, the claim for such interest, fees, premiums, expenses, indemnities or other amounts is allowed and non-avoidable as a claim in such Insolvency or Liquidation Proceeding.

       The term "principal" of a debt security means the principal amount of the security plus the premium, if any, on the security.

       "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth in Exhibit A attached hereto.





Dailey International Inc.:  Indenture
                                      -13-                        Execution Copy

       The term "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as amended.

       "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock, partnership interests and other equity or ownership interests in any other Person.

       "Public Equity Offering" means an underwritten public offer and sale of common stock (that is Qualified Capital Stock) of the Company pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

       "Purchase Money Obligations" means indebtedness evidenced by a note, debenture, bond or other security or investment (whether or not secured by any lien or other security interest) issued to or assumed in favor of a vendor as all or part of the purchase price of property acquired by the Company or any Subsidiary; provided, however, that such term shall not include any account payable or any other indebtedness incurred, created or assumed in the ordinary course of business in connection with the obtaining of material, products or services.

       "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

       "Qualified Institutional Buyer" has the meaning attributed thereto in Rule 144A under the Securities Act.

       "Registration Default" shall have the meaning ascribed thereto in a Registration Rights Agreement.

       "Registration Rights Agreement" means (i) the Registration Rights Agreement dated as of February 13, 1998, among the Company, the Subsidiary Guarantors and the Initial Purchaser relating to the Original Securities, a copy of which is attached hereto as Annex A, and (ii) any similar agreement that the Company and the Subsidiary Guarantors may enter into in relation to any other Series A Securities, in each case, as such agreement may be amended, modified or supplemented from time to time.

       "Regulation S" means Regulation S under the Securities Act.

       "Related Person" means (i) any Affiliate of the Company, (ii) any individual or other Person who directly or indirectly holds 10% or more of the combined voting power of the then outstanding Voting Stock of the Company,
(iii) any relative of any individual referred to in clauses (i), (ii) and (iv) hereof by blood, marriage or adoption not more remote than first cousin and
(iv) any officer or director of the Company.

       "Representative" means the indenture trustee or other trustee, agent or representative for any issue of Senior Indebtedness or Guarantor Senior Indebtedness.

       "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated





Dailey International Inc.:  Indenture
                                      -14-                        Execution Copy
officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

       "Restricted Debt Prepayment" means any purchase, redemption, defeasance (including, but not limited to, in substance or legal defeasance) or other acquisition or retirement for value, directly or indirectly, by the Company or a Subsidiary, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Indebtedness of the Company or any Subsidiary that is subordinate in right to the Securities or the Subsidiary Guarantees, provided, however, that any such acquisition shall be deemed not to be a Restricted Debt Prepayment to the extent it is made (i) in exchange for or with the proceeds from the substantially concurrent issuance of Qualified Capital Stock or (ii) in exchange for or with the proceeds from the substantially concurrent issuance of Indebtedness, in a principal amount (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon the acceleration thereof, with an original issue price) not to exceed the lesser of
(a) the principal amount of Indebtedness being acquired in exchange therefor (or with the proceeds therefrom) and (b) if such Indebtedness being acquired was issued at an original issue discount, the original issue price thereof plus amortization of the original issue discount at the time of the incurrence of the Indebtedness being issued in exchange therefor (or the proceeds of which will finance such acquisition), and provided further that any such Indebtedness shall have an Average Life not less than the Average Life of the Indebtedness being acquired, and shall contain subordination and default provisions no less favorable, in any material respect, to holders of the Securities than those contained in such Indebtedness being acquired.

       "Restricted Payment" means any (i) Stock Payment, (ii) Investment (other than Permitted Investments and other than Permitted Unrestricted Subsidiary Investments) or (iii) Restricted Debt Prepayment.

       "Rule 144A" means Rule 144A under the Securities Act.

       "S&P" means Standard & Poor's Ratings Group and its successors.

       "SEC" means the Securities and Exchange Commission.

       "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

       "Senior Indebtedness" means all Indebtedness of the Company (present and future) created, incurred, assumed or guaranteed by the Company (and all renewals, extensions or refundings thereof) (including the principal of, interest on and fees, premiums, expenses (including costs of collection), indemnities and other amounts payable in connection with such Indebtedness, and including any Post-Commencement Amounts), unless the instrument governing such Indebtedness expressly provides that such Indebtedness is not senior or superior in right of payment to the Securities. Notwithstanding the foregoing, Senior Indebtedness of the Company does not include (i) any Indebtedness of the Company to any Subsidiary or any Unrestricted Subsidiary and (ii) any amounts payable or other liabilities to trade creditors.

       "Stock Payment" means, with respect to any Person, (a) the declaration or payment by such Person, either in cash or in property, of any dividend on (except, in the case of the Company, dividends payable solely in Qualified Capital Stock of the Company), or the making by such Person or any of its subsidiaries of any other distribution in respect of, such Person's Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (except for the issuance of Qualified Capital Stock pursuant to the exercise thereof), or (b) the redemption, repurchase, retirement





Dailey International Inc.:  Indenture
                                      -15-                        Execution Copy
or other acquisition for value by such Person or any of its subsidiaries, directly or indirectly, of such Person's or any of its subsidiaries' Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock other than, in the case of the Company, through the issuance in exchange therefor solely of Qualified Capital Stock of the Company; provided, however, that in the case of a Subsidiary, the term "Stock Payment" shall not include (i) any such payment with respect to its Capital Stock or warrants, rights or options to purchase or acquire shares of any class of its Capital Stock payable to the Company or a Wholly Owned Subsidiary, or
(ii) Employee Stock Repurchases.

       A "subsidiary" of any Person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person, (ii) a partnership in which such Person or a wholly owned subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its wholly owned subsidiary is entitled to receive more than fifty percent of the assets of such partnership upon its dissolution, or
(iii) any other Person (other than a corporation or partnership) in which such Person, a wholly owned subsidiary of such Person or such Person and one or more wholly owned subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or
(y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

       "Subsidiary" means any subsidiary of the Company; provided, that an Unrestricted Subsidiary shall not be deemed a subsidiary of the Company for purposes of this Indenture.

       "Subsidiary Guarantee" means, individually and collectively, the guarantees given by the Subsidiary Guarantors pursuant to Article Ten, including a notation in the Securities substantially in the form attached hereto as Exhibit A-1.

       "Subsidiary Guarantor" means (i) each of Dailey Energy Services, Inc., a Delaware corporation; Dailey International Sales Corporation, a Delaware corporation; Columbia Petroleum Services Corp., a Delaware corporation; International Petroleum Services, Inc., a Delaware corporation; Dailey Environmental Remediation Technologies, Inc., a Texas corporation; Dailey Worldwide Services, Corp., a Texas corporation; Air Drilling International, Inc., a Delaware corporation; and Air Drilling Services, Inc., a Wyoming corporation; (ii) each of the Company's Subsidiaries that becomes a guarantor of the Securities in compliance with the provisions of Article Ten and
(iii) each of the Company's Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture.

       "Transfer Restricted Security" has the meaning attributed thereto in the Registration Rights Agreement; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether or not any Security is a Transfer Restricted Security.

       "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended and in force at the date as of which this Indenture was executed until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03.

       "Trust Officer" means any officer or assistant officer within the corporate trust department of the Trustee assigned by the Trustee to administer its corporate trust matters.

       "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.





Dailey International Inc.:  Indenture
                                      -16-                        Execution Copy

       "U.S. Legal Tender" means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

       "United States" means the United States of America.

       "Unrestricted Subsidiary" means (i) any subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:
(a) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; (b) all the Indebtedness of such Subsidiary shall at the date of designation, and will at all times thereafter, consist of Non-Recourse Indebtedness; (c) the Company certifies that such designation complies with
Section 4.11; and (d) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and the Subsidiaries. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board Resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, such Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture, and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary; provided that immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Indebtedness (excluding Permitted Indebtedness) pursuant to the first paragraph of Section 4.09 on a pro forma basis taking into account such designation.

       "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors or other governing body of such Person.

       "Wholly Owned Subsidiary" means a Subsidiary to the extent (i) all of the Capital Stock or other ownership interests in such Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interests in such Subsidiary and, by contract or otherwise, controls the management and business of such Subsidiary and derives the economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a Wholly Owned Subsidiary.





Dailey International Inc.:  Indenture
                                      -17-                        Execution Copy

SECTION 1.02. OTHER DEFINITIONS.

               TERM                                DEFINED IN SECTION


       "Agent Members" . . . . . . . . . . . . . . . . . . 2.07
       "Asset Sale Offer". . . . . . . . . . . . . . . . . 4.12
       "Asset Sale Offer Purchase Date". . . . . . . . . . 4.12
       "Asset Sale Offer Trigger Date" . . . . . . . . . . 4.12
       "Bankruptcy Law". . . . . . . . . . . . . . . . . . 6.01
       "Change of Control Notice". . . . . . . . . . . . . 4.17
       "Change of Control Offer" . . . . . . . . . . . . . 4.17
       "Change of Control Purchase Date" . . . . . . . . . 4.17
       "Change of Control Purchase Price". . . . . . . . . 4.17
       "Custodian" . . . . . . . . . . . . . . . . . . . . 6.01
       "DTC" . . . . . . . . . . . . . . . . . . . . . . . 2.01
       "Event of Default". . . . . . . . . . . . . . . . . 6.01
       "Excess Proceeds" . . . . . . . . . . . . . . . . . 4.12
       "Funding Guarantor" . . . . . . . . . . . . . . . .10.05
       "Global Security" . . . . . . . . . . . . . . . . . 2.01
       "Legal Holiday" . . . . . . . . . . . . . . . . . .11.07
       "Offer Amount". . . . . . . . . . . . . . . . . . . 4.12
       "Offer Period". . . . . . . . . . . . . . . . . . . 4.12
       "Original Securities" . . . . . . . . . . . . . . . 2.02
       "Paying Agent". . . . . . . . . . . . . . . . . . . 2.03
       "Payment Restriction" . . . . . . . . . . . . . . . 4.14
       "Physical Securities" . . . . . . . . . . . . . . . 2.01
       "Project Period". . . . . . . . . . . . . . . . . . 4.12
       "Registrar" . . . . . . . . . . . . . . . . . . . . 2.03
       "Related Party Transaction" . . . . . . . . . . . . 4.15
       "Securities"    . . . . . . . . . . . . . . . Introductory Paragraph
       "Security Register"   . . . . . . . . . . . . . . . 2.06
       "Series A Securities" . . . . . . . . . . . . Introductory Paragraph
       "Series B Securities" . . . . . . . . . . . . Introductory Paragraph
       "U.S. Government Obligations" . . . . . . . . . . . 8.02

SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

       Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms, if used in this Indenture, have the following meanings:

              "indenture securities" means the Securities and the Subsidiary Guarantees.

              "indenture security holder" means a Holder.

              "indenture to be qualified" means this Indenture.

              "indenture trustee" or "institutional trustee" means the Trustee.

              "obligor" on the indenture securities means the Company, the Subsidiary Guarantors and any other obligor on the Securities or the Subsidiary Guarantees.





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       All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them therein.

SECTION 1.04. RULES OF CONSTRUCTION.

       Unless the context otherwise requires:

              (1)    a term has the meaning assigned to it;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (3)    "or" is not exclusive;

              (4) words in the singular include the plural, and words in the plural include the singular;

              (5) any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine genders;

              (6)    provisions apply to successive events and transactions;

              (7) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision, and reference herein to any Article, Section or other subdivision thereof shall, without further reference, mean such Article, Section or other subdivision of this Indenture, unless the context otherwise provides; and

              (8) when used with reference to the Securities, the expression "of like tenor" refers to Securities of the same series.

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01. FORM AND DATING.

       The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities or notations of Subsidiary Guarantees, as the case may be, as evidenced by their execution of such Securities or notations of Subsidiary Guarantees, as the case may be.

       Except as indicated in the next succeeding paragraph, Securities (including the notations thereon relating to the Subsidiary Guarantees and the Trustee's certificate of authentication) shall be issued initially in the form of one or more permanent global securities in registered form in substantially the form set forth in Exhibits A, A-1 and A-2 (each being herein called a "Global Security") deposited with the Trustee, as custodian for The Depository Trust Company ("DTC"), duly executed by the Company and authenticated by the Trustee as hereinafter provided, and each shall bear the legend set forth on Exhibit A. Subject to the limitation set forth in Section 2.02, the principal amounts of the Global Securities may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for DTC, as hereinafter provided.





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       Securities (including the notations thereon relating to the Subsidiary
Guarantees and the Trustee's certificate of authentication) originally issued and sold in reliance on any exemption from registration under the Securities Act other than Rule 144A shall be issued, and Securities originally offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated securities in registered form in substantially the form set forth in Exhibits A and A-1 ("Physical Securities"). The Securities may also have such insertions, omissions, substitutions and variations as may be permitted by or consistent with this Indenture. The provisions of Exhibits A, A-1 and A-2 are part of this Indenture. The Securities may have notations, legends and endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them, subject to the applicable requirements, if any, of Section 2.06. Each Security shall be dated the date of its authentication.

       The terms and provisions contained in the Securities and the Subsidiary Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

       The Series A Securities and the Series B Securities shall be considered collectively to be a single class for all purposes of this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

       The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 2.02. EXECUTION AND AUTHENTICATION.

       One Officer and the Secretary or an Assistant Secretary of the Company shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Physical Securities.

       If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

       A Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture. Each Security shall be dated the date of its authentication.

       The Trustee shall authenticate (i) the Series A Securities for original issue on the Issue Date in the aggregate principal amount of $275,000,000 (the "Original Securities"), (ii) additional Series A Securities for original issue from time to time after the Issue Date in such principal amounts as may be set forth in a written order of the Company described in this sentence and
(iii) the Series B Securities from time to time for issue only in exchange for a like principal amount of Series A Securities, in each case upon a written order of the Company signed by one Officer and the Secretary or an Assistant Secretary of the Company, which written order shall specify (A) the amount of Securities to authenticated and the date of original issue thereof, (B) whether the Securities are Series A Securities or Series B Securities and (C) the amount of Securities to be issued in global form or definitive form. The aggregate principal amount of Securities outstanding at any time may not exceed $275,000,000 plus such additional principal amounts as may be issued and authenticated pursuant to clause (ii) of this paragraph, except as provided in
Section 2.08.





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       At any time after the execution and delivery of this Indenture, the
Company may deliver Series A Securities executed by the Company and having the notations of Subsidiary Guarantees executed by the Subsidiary Guarantors to the Trustee for authentication, together with a request from the Company for the authentication and delivery of such Series A Securities, and the Trustee in accordance with such request shall authenticate and deliver such Series A Securities with the notations of Subsidiary Guarantees thereon as provided in this Indenture. Such request from the Company shall specify the principal amount of the Series A Securities to be authenticated and the date on which the original issue of Series A Securities is to be authenticated. In addition, on or before an Exchange Offer Consummation Date, the Company may deliver Series B Securities executed by the Company and having the notations of Subsidiary Guarantees executed by the Subsidiary Guarantors to the Trustee for authentication, together with a request from the Company for the authentication and delivery of such Series B Securities, and the Trustee in accordance with such request shall authenticate and deliver such Series B Securities with the notations of Subsidiary Guarantees thereon as provided in this Indenture. Such request from the Company shall specify the principal amount of the Series B Securities to be authenticated and the date on which the Series B Securities are to be exchanged for an equal principal amount of Series A Securities.

       In connection with the transfer of an entire Global Security to beneficial owners pursuant to this Section, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon a request from the Company authenticate and deliver, to each beneficial owner identified by DTC, in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

       The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

       The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so except on original issuance. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or its Affiliates.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

       The Company shall maintain an office or agency designated pursuant to
Section 4.04 where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency designated pursuant to
Section 4.04 where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

       The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. Such agency agreement shall provide for reasonable compensation for such services. The agreement shall implement the provisions of this Indenture that relate to such Agent and applicable provisions of the TIA. The Company shall notify the Trustee of the name and address of any such Agent and shall furnish the Trustee with an executed counterpart of any such agency agreement. If the Company fails to maintain or act as Registrar or Paying Agent, the Trustee shall act as such and shall be duly compensated therefor.

       The Registrar or a co-registrar and a Paying Agent shall be maintained by the Company in the City of New York. The Company initially designates the Trustee as the Registrar and Paying Agent.





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SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

       On or before each due date of the principal, premium (if any) and interest on any Security, the Company shall deposit with the Paying Agent immediately available funds sufficient to pay such principal, premium (if any) and interest becoming due. The Company shall require each Paying Agent other than the Trustee to hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium (if any) or interest on the Securities, and to notify the Trustee of any Default by the Company or any Subsidiary Guarantor in making any such payment. While any such Default continues, the Trustee may require the Paying Agent to pay all money held by it to the Trustee. Except as provided in the immediately preceding sentence, the Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so, such Paying Agent (other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary or any of their Affiliates acts as Paying Agent, it shall segregate and hold as separate trust funds for the benefit of the Holders and the Trustee all money held by it as Paying Agent.

SECTION 2.05. HOLDER LISTS.

       The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the name and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least 5 Business Days before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Company shall otherwise comply with TIA Section
 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

       The Company shall cause to be kept a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times and during normal business hours, the Security Register shall be open to inspection by the Trustee.

       Subject to the provisions of this Section 2.06 and Section 2.07, upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 4.04, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of like tenor and of any authorized denomination and of a like aggregate principal amount, each such Security having the notation of Subsidiary Guarantees thereon.

       Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, be deemed to have agreed that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by DTC (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in book-entry form.

       At the option of any Holder, Securities may be exchanged for other Securities of like tenor and of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at the office or agency of the Company designated pursuant to Section 4.04. Further, as provided in a Registration Rights Agreement and subject to the limitations set forth therein, at the option of any Holder, Series A Securities may be exchanged, pursuant to a corresponding Exchange Offer, for Series B Securities of like aggregate principal amount, upon surrender of the Series A Securities to be exchanged at such office or agency or otherwise pursuant to such Exchange Offer.





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Whenever any Securities are so surrendered for exchange, the Company shall execute, the Subsidiary Guarantors shall execute notations of Subsidiary Guarantees on, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

       All Securities and the Subsidiary Guarantees noted thereon issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the respective Subsidiary Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

       Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. As a special condition to registration of transfer or exchange of any Transfer Restricted Securities involving removal of a Private Placement Legend (other than pursuant to an effective registration statement under the Securities Act), the Holder requesting such registration of transfer or exchange shall furnish the Opinion of Counsel called for by Section 2.14. The following additional special conditions shall apply to the indicated types of transfers or exchanges:

              (a) Respecting any requested registration of transfer or exchange of Transfer Restricted Securities in the form of Physical Securities, such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                     (1) if such Physical Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit A-3); or

                     (2) if such Physical Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form of Exhibit A-3); or

                     (3) if such Physical Security is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (in substantially the form of Exhibit A-3), a Transferee Certificate for Institutional Accredited Investors in the form of Exhibit A-4 and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

                     (4) if such Physical Security is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit A-3), a Transferor Certificate for Regulation S Transfers in the form of Exhibit A-5 and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

                     (5) if such Physical Security is being transferred in reliance on Rule 144, delivery of a certification to that effect (substantially in the form of Exhibit A-3) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

                     (6) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that





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              effect (in substantially the form of Exhibit A-3) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act.

              (b) Respecting any requested exchange of a Physical Security for a beneficial interest in a Global Security, such Physical Security shall be accompanied, in the sole discretion of the Company, by the following additional information and documents:

                     (1) a certification, substantially in the form of Exhibit A-3, that such Physical Security is being transferred to a Qualified Institutional Buyer; and

                     (2) written instructions directing the Registrar to make, or to direct DTC to make, an endorsement on the Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security;

       whereupon the Registrar shall cancel such Physical Security and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Security is then outstanding, the Company shall issue and the Trustee shall upon a request from the Company authenticate a new Global Security in the appropriate amount.

              (c) Any Person having a beneficial interest in a Global Security may upon request to the Registrar exchange such beneficial interest for a Physical Security. Upon receipt by the Registrar of written instructions (or such other form of instructions as is customary for DTC) from DTC or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Registrar of a written order or such other form of instructions as is customary for DTC or the Person designated by DTC as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Transfer Restricted Securities, the following additional information and documents:

                     (1) if such beneficial interest is being transferred to the Person designated by DTC as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit A-3); or

                     (2) if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form of Exhibit A-3); or

                     (3) if such beneficial interest is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit A-3), a Transferee Certificate for Institutional Accredited Investors in the form of Exhibit A-4 and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

                     (4) if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit A-3), a Transferor Certificate for Regulation S Transfers in the form of Exhibit A-5 and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or





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                     (5)    if such beneficial interest is being transferred in
              reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit A-3) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

                     (6) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit A-3) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act, then the Registrar will cause, in accordance with the standing instructions and procedures existing between DTC and the Registrar, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of a request from the Company, the Trustee will authenticate and deliver to the transferee a Physical Security. Securities issued in exchange for a beneficial interest in a Global Security pursuant to this
       Section 2.06(c) shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from Agent Members or otherwise, shall instruct the Registrar in writing. The Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

       No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to the Exchange Offer or Section 2.11, 3.06 or 9.05 not involving any transfer.

       Neither the Trustee, the Registrar nor the Company shall be required
(i) to issue, register the transfer of or exchange any Physical Security during a period of 30 days before a selection of Securities to be redeemed, or (ii) to register the transfer of or exchange any Physical Security so selected for redemption in whole or in part, except the unredeemed portion of any such Security being redeemed in part.

SECTION 2.07. BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

       Each Global Security shall be (i) registered in the name of DTC or its nominee, (ii) delivered to the Trustee as custodian for DTC and (iii) bear the legend set forth in Exhibit A-2.

       Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC, or the Trustee as its custodian, or under such Global Security, and DTC may be treated by the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Subsidiary Guarantors, the Trustee or any agent of the Company, the Subsidiary Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

       Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to DTC, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of DTC and the provisions of Section 2.06. In addition, Physical Securities shall be





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transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if, and only if, either (1) DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Security and a successor depositary is not appointed by the Company within 90 days of such notice, (2) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC to issue Physical Securities in lieu of all or a portion of the Global Security (in which case the Company shall deliver Physical Securities within 30 days of such request) or (3) the Company determines not to have the Securities represented by the Global Security and notifies DTC and the Registrar thereof.

       In connection with the transfer of an entire Global Security to beneficial owners pursuant to this Section, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon request of the Company authenticate and deliver, to each beneficial owner identified by DTC, in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

       The Holders of a Global Security may grant proxies or otherwise authorize any Persons, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.08. REPLACEMENT SECURITIES.

       If a mutilated Security is surrendered to the Trustee or the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of the Trustee are met. An indemnity bond may be required by the Trustee, the Company or any Subsidiary Guarantor that is sufficient in the judgment of the Company, the Subsidiary Guarantors and the Trustee to protect the Company, the Subsidiary Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses (including fees and expenses of the Trustee) in replacing a Security.

SECTION 2.09. OUTSTANDING SECURITIES.

       Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10, a Security does not cease to be outstanding because the Company, the Subsidiary Guarantors or any of their respective Subsidiaries or Affiliates holds the Security.

       If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding and interest on it ceases to accrue unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

       If the principal amount of any Security is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

SECTION 2.10. TREASURY SECURITIES.

       In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the





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purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.11. TEMPORARY SECURITIES.

       Until definitive Securities are ready for delivery, the Company may prepare and, upon written order of the Company, the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities surrendered to it.

SECTION 2.12. CANCELLATION.

       The Company or any Subsidiary Guarantor at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration or transfer, exchange, payment or cancellation and shall destroy cancelled Securities or retain cancelled Securities in accordance with the Trustee's standard retention policy unless the Company directs their return to the Company. Except as provided in Section 2.08, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

       Securities that are mandatorily or optionally redeemed by the Company or that are purchased by the Company pursuant to an Asset Sale Offer or a Change of Control Offer, or that are otherwise acquired by the Company, will be surrendered to the Trustee for cancellation.

SECTION 2.13. DEFAULTED INTEREST.

       If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner (plus interest on such defaulted interest to the extent lawful) to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 4.01. The Company shall fix the special record date and payment date. At least 10 days before the special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.14. PRIVATE PLACEMENT LEGEND.

       (a) All Series A Securities originally issued hereunder shall bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act,
(ii) such Security has been sold pursuant to an effective registration statement under the Securities Act, which fact has been certified to the Trustee in an Officers' Certificate or (iii) notwithstanding the foregoing, upon consummation of an Exchange Offer, the Company shall issue and the Trustee shall authenticate Series B Securities in exchange for Series A Securities accepted for exchange in the corresponding Exchange Offer, which Series B Securities shall not bear the Private Placement Legend, and the Registrar shall rescind any restriction on the transfer of such Securities, in each case unless the Holder of such Series A Securities is either (A) a broker-dealer, (B) a Person participating in the distribution of such Series A Securities or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company. Upon the





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transfer, exchange or replacement of Securities not bearing the Private
Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend.

       (b) By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. NOTICE TO TRUSTEE.

       If the Company elects to redeem Securities pursuant to the optional redemption provisions of paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the redemption price and the principal amount of Securities to be redeemed.

       The Company shall give each notice provided for in this Section 3.01 at least 35 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee). Any notice given pursuant to this Section
3.01 may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED.

       If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in multiples of $1,000 pro rata, by lot or by any other method that the Trustee considers fair and appropriate and, if the Securities are listed on any securities exchange, by a method that complies with the requirements of such exchange. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption.

       The provisions of the first paragraph of this Section 3.02 shall not apply with respect to any redemption affecting only a Global Security, whether such Global Security is to be redeemed in whole or in part. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Security shall be in an authorized denomination.

SECTION 3.03. NOTICE TO HOLDERS.

       At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

       The notice shall identify the Securities to be redeemed and shall state:

              (1)    the redemption date;

              (2)    the redemption price;





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              (3)    the name and address of the Paying Agent;

              (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

              (5) that, unless the Company defaults in the payment of the redemption price or accrued interest, interest on Securities called for redemption ceases to accrue on and after the redemption date;

              (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued; and

              (7) the subparagraph of paragraph 5 of the Securities pursuant to which the Securities called for redemption are being redeemed.

       If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of DTC or its successors applicable to redemption.

       At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

       Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the redemption date at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any Holder.

SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

       On or before the redemption date, the Company shall deposit with the Paying Agent immediately available funds sufficient to pay the redemption price of, and accrued interest on, the Securities to be redeemed on that date. The Paying Agent shall promptly return to the Company any money so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

       If any Security called for redemption shall not be so paid upon redemption because of the failure of the Company to comply with the preceding paragraph, interest will continue to be payable on the unpaid principal, including from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01.

SECTION 3.06. SECURITIES REDEEMED IN PART.

       Upon surrender of a Security that is to be redeemed in part, the Company shall issue and execute and the Trustee shall authenticate for the Holder a new Security or Securities equal in aggregate principal amount to the unredeemed portion of the Security surrendered.





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                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01. PAYMENT OF SECURITIES.

       The Company shall pay the principal of, and premium (if any) and interest on, the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal of, and premium (if any) and interest on, the Securities shall be considered paid on the date due if the Trustee or Paying Agent holds on that date money deposited by the Company designated for and sufficient to pay all principal, premium (if any) and interest then due.

       The Company shall pay interest on overdue principal at the rate borne by the Securities and shall pay interest on overdue installments of interest at the same rate to the extent lawful.

       The Company shall notify the Trustee and any Paying Agent immediately upon the occurrence of any Registration Default and, with respect to payments of Additional Interest, the Company shall notify the Trustee and any Paying Agent prior to the date of any interest payment of the amount of Additional Interest payable to each Holder.

SECTION 4.02. SEC REPORTS.

       Each of the Company and the Subsidiary Guarantors shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which each of the Company and the Subsidiary Guarantors is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of such Section 13 or 15(d) of the Exchange Act, the Company shall file on a timely basis with the SEC, to the extent such filings are accepted by the SEC and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15 of the Exchange Act. The Company shall also file with the Trustee (with exhibits), and provide to each Holder of Securities or, upon request, to as prospective Holder of Securities (without exhibits), without cost to such Holder or prospective Holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the SEC or the date on which the Company would be required to file such reports and documents if the Company were so required and, if filing such reports and documents with the SEC is not accepted by the SEC or is prohibited under the Exchange Act, the Company shall supply, at its cost, copies of such reports and documents (including any exhibits thereto) to any Holder of Securities promptly upon written request. The Company and each of the Subsidiary Guarantors also shall comply with the other provisions of TIA
Section 314(a).

SECTION 4.03. COMPLIANCE CERTIFICATE.

       (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer or Officers, as applicable, with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or





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Event of Default shall have occurred, describing all such Defaults or Events of
Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of such Officer's knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited. Such Officers' Certificate shall comply with TIA
Section 314(a)(4).

       (b) The Company and the Subsidiary Guarantors will, so long as any of the Securities are outstanding, deliver to the Trustee forthwith upon any Officer becoming aware of any Default or Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company or any Subsidiary Guarantor proposes to take with respect thereto.

SECTION 4.04. MAINTENANCE OF OFFICE OR AGENCY.

       The Company will maintain in the City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. Until otherwise designated by the Company to the Trustee, the Company's office or agency in the City of New York for the foregoing purposes will be the office of the Trustee maintained for such purpose. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.02.

       The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.05. CORPORATE EXISTENCE.

       Subject to Article Five, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Material Subsidiary in accordance with the respective organizational documents of the Company and each Material Subsidiary and the material rights (charter and statutory) and material franchises of the Company and the Material Subsidiaries; provided, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Material Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not, and foreseeably will not be, adverse to the payment and performance of the obligations under the Securities and otherwise under this Indenture.

SECTION 4.06. WAIVER OF STAY, EXTENSION OR USURY LAWS.

       The Company and each Subsidiary Guarantor covenants (to the extent that each may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law, which would prohibit or forgive the Company or any Subsidiary Guarantor from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may





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lawfully do so) the Company and each Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07. PAYMENT OF TAXES AND OTHER CLAIMS.

       The Company and each Material Subsidiary will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Material Subsidiary or upon the income, profits or property of the Company or any Material Subsidiary other than any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made in accordance with GAAP, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien (other than a Permitted Lien) upon the property of the Company or any Material Subsidiary, in each case except to the extent the failure to do so would have, in the judgment of the Company, a material adverse effect on the Company and the Subsidiaries taken as a whole.

SECTION 4.08. MAINTENANCE OF PROPERTIES AND INSURANCE.

       (a) The Company shall cause all material Property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary from discontinuing the operation or maintenance of any such Property, or disposing of it, if such discontinuance or disposal is, in the judgment of the Company or such Subsidiary, desirable in the conduct of its business and not adverse to the payment and performance of the obligations under the Securities and otherwise under this Indenture.

       (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be either (i) consistent with past practices of the Company or the applicable Subsidiary or (ii) customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

SECTION 4.09. LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS.

       The Company will not, and will not permit any of the Subsidiaries to directly or indirectly, issue, incur, assume, guarantee, become liable, contingently or otherwise, with respect to or otherwise become responsible for the payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default with respect to the Securities shall have occurred and be continuing at the time or as a consequence at the incurrence of such Indebtedness, the Company may incur Indebtedness and any Subsidiary may incur Indebtedness, if on





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the date of the incurrence, the Company's Consolidated EBITDA Coverage Ratio would have been greater than 2.0 to 1.0.

       For purposes of determining any particular amount of Indebtedness incurred under this Section 4.09, (i) guarantees by the Company or any of the Subsidiaries of Indebtedness of the Company or any of the Subsidiaries otherwise included in the determination of such amount shall not also be included, and (ii) any Indebtedness of the Company or any Subsidiary incurred for, or related to, a Person other than another Subsidiary or the Company, as applicable, shall be deemed to be in an amount equal to the greater of (a) the lesser of (1) the full amount of the Indebtedness of such other Person or
(2) the fair market value of the assets and properties of the Company or such Subsidiary, as to which the holder or holders of such Indebtedness are expressly limiting the obligations of the Company or such Subsidiary, the value of which assets and properties of the Company or any Subsidiary will be determined in good faith by the Board of Directors of the Company or such Subsidiary, as applicable (which determination shall be evidenced by a Board Resolution of the applicable Person), and (b) the amount of the Indebtedness of such other Person as has been expressly contractually assumed or guaranteed by the Company or such Subsidiary.

       Notwithstanding anything to the contrary in this Section 4.09, no Subsidiary that is not already a Subsidiary Guarantor shall incur any Indebtedness with respect to any Indebtedness of the Company or any other Subsidiary unless such Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture evidencing such Subsidiary Guarantor's Subsidiary Guarantee of the Securities, such Subsidiary Guarantee to be a senior unsecured obligation of such Subsidiary.

SECTION 4.10. LIMITATION ON SUBORDINATED INDEBTEDNESS.

       Neither the Company nor any Subsidiary Guarantor may, directly or indirectly, in any event incur any Indebtedness that by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Securities or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

SECTION 4.11. LIMITATION ON RESTRICTED PAYMENTS.

       The Company will not, and will not permit any of the Subsidiaries to, directly or indirectly, make any Restricted Payment, if at the time of such Restricted Payment, or on a pro forma basis after giving effect thereto:

              (x) a Default or an Event of Default under this Indenture has occurred and is continuing;

              (y) the aggregate amount expended for all Restricted Payments subsequent to the Issue Date exceeds the sum of (without duplication):

                     (1) 50% of aggregate Consolidated Net Income of the Company (or if such Consolidated Net Income is a loss, minus 100% of such loss) earned on a cumulative basis during the period beginning on the first day of the month containing the Issue Date and ending on the last date of the Company's fiscal quarter immediately preceding such Restricted Payment; plus





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                     (2)    100% of the aggregate Net Proceeds received by the
              Company from any Person other than a Subsidiary from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock (excluding (A) any Qualified Capital Stock paid as a dividend on any Capital Stock or as interest on any Indebtedness, (B) the issuance of Qualified Capital Stock upon the conversion of, or in exchange for, any Qualified Capital Stock and (C) any Qualified Capital Stock with regard to issuances and sales financed directly or indirectly using funds borrowed from the Company or any Subsidiary, until and to the extent such borrowing is repaid); plus

                     (3) to the extent not otherwise included in Consolidated Net Income, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or a Subsidiary after the date of this Indenture from any Unrestricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Subsidiary (valued in each case as provided in the definition of Investment) other than amounts constituting Permitted Unrestricted Subsidiary Investments; and

                     (4)    $5.0 million; or

              (z) the Company would not be able to incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) as provided in the first paragraph of Section 4.09.

       The foregoing provisions of this covenant will not prevent the payment of any dividend within 60 days after the date of its declaration if the dividend would have been permitted on the date of declaration; provided, however, that payments made in accordance with this paragraph shall be counted for purposes of computing amounts expended pursuant to subclause (y) in the immediately preceding paragraph.

SECTION 4.12. LIMITATION ON ASSETS SALES.

       The Company may not, and may not permit any of its Subsidiaries to, engage in an Asset Sale unless:

              (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee for an Asset Sale or series of related Asset Sales involving assets of the Company or its Subsidiaries having an aggregate value of more than $5.0 million) of the assets or Capital Stock issued or sold or otherwise disposed of and

              (ii) the consideration therefor received by the Company or such Subsidiary is in the form of cash and Cash Equivalents or Permitted Industry Investments;

provided that the amount of any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or the Subsidiary Guarantees) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability shall be deemed to be cash for purposes of this provision (but shall not be deemed to be "Excess Proceeds" as defined below); and provided further, that the Company or such Subsidiary may accept proceeds from such Asset Sale in other than cash and Cash Equivalents or Permitted Industry Investments or any combination of the foregoing if the aggregate amount of all proceeds from all Asset Sales after the Issue Date that are other than cash, Cash Equivalents or Permitted





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Industry Investments after such Asset Sale, does not exceed 15% of Consolidated
Net Tangible Assets at the date of such Asset Sale.

       Within 365 days after the receipt of any Net Available Proceeds from any Asset Sale, the Company (or the Subsidiary, as the case may be) may:

              (i) apply all or any part of the Net Available Proceeds therefrom to repay Senior Indebtedness of the Company or Guarantor Senior Indebtedness of a Subsidiary Guarantor or

              (ii) invest all or any part of the Net Available Proceeds thereof in Permitted Industry Investments made by the Company or a Subsidiary or, to the extent not so applied during such 365-day period, to such investments specifically identified during such 365-day period reasonably anticipated in good faith by the Board of Directors of the Company to be expended within 180 days after being specifically identified (such 180-day period, the "Project Period").

Pending the final application of any such Net Available Proceeds, the Company may temporarily reduce borrowings under any revolving credit facility or otherwise invest such Net Available Proceeds in any manner that is not prohibited by this Indenture. Any Net Available Proceeds from Asset Sales occurring on or after the Issue Date that are not applied or invested within 365 days of the receipt thereof (or if later, within 35 Business Days following an applicable Project Period) as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds equals or exceeds $10.0 million (the date of such occurrence, the "Asset Sale Offer Trigger Date"), the Company shall make an offer to all Holders of Securities (an "Asset Sale Offer") to purchase the maximum principal amount of Securities that may be purchased out of such Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase in accordance with the procedures set forth below in this Section 4.12 and Additional Interest (if any) as set forth in an in force Registration Rights Agreement; provided, however, that, if the Company is required to apply such Excess Proceeds to repurchase, or to offer to repurchase, any Pari Passu Indebtedness, the Company shall only be required to offer to repurchase the maximum principal amount of Securities that may be purchased out of the amount of such Excess Proceeds multiplied by a fraction, the numerator of which is the aggregate principal amount of Securities outstanding and the denominator of which is the aggregate principal amount of Securities outstanding plus the aggregate principal amount of Pari Passu Indebtedness outstanding. To the extent that the aggregate amount of Securities and Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the amount that the Company is required to repurchase, the Company may use any of such remaining Excess Proceeds for general corporate purposes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

       The Company will not enter into or suffer to exist or permit any Subsidiary to enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make an Asset Sale Offer following any Asset Sale.

       In the event that, pursuant to this Section 4.12, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

              (a) The Asset Sale Offer shall be made to all Holders and shall remain open for a period of at least 20 Business Days following its commencement (after giving effect, to the extent provided above in this Section 4.12, to any then outstanding Pari Passu Indebtedness, the "Offer Period").





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              (b)    If the Asset Sale Offer Purchase Date is on or after an
       interest record date and on or before the related interest payment date, any accrued and unpaid interest thereon, if any (including, if any, Additional Interest), shall be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

              (c) Within 10 Business Days following any Asset Sale Offer Trigger Date, the Company shall send, by first class mail, a notice to each of the Holders at such Holder's registered address, with a copy to the Trustee. The notice, which shall govern the terms of the Asset Sale Offer, shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer, and shall state:

                     (1) (A) that the Asset Sale Offer Trigger Date has occurred pursuant to Section 4.12, and that the Company is offering to purchase the maximum principal amount of Securities that may be purchased out of the Excess Proceeds (after giving effect, to the extent provided above in this Section 4.12, to any then outstanding Pari Passu Indebtedness, the "Offer Amount") at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any (including, if any, Additional Interest), to the date of purchase, which shall be a Business Day (the "Asset Sale Offer Purchase Date") that is not earlier than 30 Business Days nor later than 60 Business Days from the date such notice is mailed, unless otherwise required by applicable law and (B) the amount of the Offer Amount and the date of the Asset Sale Offer Purchase Date;

                     (2) the amount of accrued and unpaid interest, if any (including, if any, Additional Interest), as of the Asset Sale Offer Purchase Date;

                     (3) that any Securities or portions thereof subject to the Asset Sale Offer not tendered or accepted for payment shall continue to accrue interest;

                     (4) that, unless the Company defaults in the payment of the purchase price for the Securities payable pursuant to the Asset Sale Offer, any such Securities or portions thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date;

                     (5) that Holders electing to have any Securities or portions thereof purchased pursuant to any Asset Sale Offer shall be required to surrender such Securities, duly endorsed for transfer with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Securities completed, to the Company or a Paying Agent at the address specified in the notice at least 3 Business Days before the Asset Sale Offer Purchase Date;

                     (6) that Holders shall be entitled to withdraw their election if the Company or the Paying Agent, as the case may be, receives, before the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Securities or portions thereof purchased;

                     (7) that, if (A) the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount or
              (B) less than all of the Securities tendered pursuant





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              to the Asset Sale Offer are accepted for payment by the Company for any reason consistent with this Indenture, the Trustee shall select the Securities to be purchased in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate; provided that Securities accepted for payment in part will only be purchased in integral multiples of $1,000; and

                     (8) that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

              (d) If any of the Securities subject to an Asset Sale Offer is held of record by DTC, then (x) the Company shall modify such notice to the extent necessary to accord with the procedures of DTC applicable to repurchases, (y) the Company or its designated agent may accept as tendered for repurchase pursuant to this Section 4.12 Securities tendered by means of book entry in accordance with normal procedures of DTC and (z) the Trustee will return to the Holder of a Global Security that is being purchased in part, such Global Security with a notation duly noted on it adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Security.

              (e)    On the Asset Sale Offer Purchase Date, the Company shall:
       (i) accept for payment the maximum principal amount of Securities or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of the Excess Proceeds, (ii) deposit with the Paying Agent the aggregate purchase price of all Securities or portions thereof accepted for payment and (iii) deliver or cause to be delivered to the Trustee all Securities tendered pursuant to the Asset Sale Offer. The Company or the Paying Agent, as the case may be, shall promptly mail to each Holder of Securities or portions thereof accepted for payment an amount equal to the purchase price for such Securities, and the Company will execute and the Trustee shall promptly authenticate and mail to any such Holder of Securities accepted for payment in part a new Security equal in principal amount to any unpurchased portion of the Securities, and any Security not accepted for payment in whole or in part shall be promptly returned to the Holder of such Security. The Company shall announce the results of the Asset Sale Offer to Holders of the Securities on or as soon as practicable after the Asset Sale Offer Purchase Date. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws or regulations thereunder, if applicable, in connection with any Asset Sale Offer.

SECTION 4.13. LIMITATION ON LIENS SECURING INDEBTEDNESS.

       The Company will not, and will not permit any of the Subsidiaries to, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) upon any of their respective Properties securing (i) any Indebtedness of the Company, unless the Securities are equally and ratably secured or (ii) any Indebtedness of any Subsidiary Guarantor, unless the Securities or the Subsidiary Guarantees, as the case may be, are equally and ratably secured; provided that if such Indebtedness is expressly subordinated to the Securities or the Subsidiary Guarantees, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Securities or the Subsidiary Guarantees, with the same relative priority as such subordinated Indebtedness will have with respect to the Securities or the Subsidiary Guarantees, as the case may be.





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SECTION 4.14. LIMITATION ON PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

       The Company will not, and will not permit any Subsidiary to, directly or indirectly, create or suffer to exist or allow to become effective any consensual encumbrance or restriction of any kind (i) on the ability of any of the Subsidiaries (a) to pay dividends or make other distributions on its Capital Stock or make payments on any Indebtedness owed to the Company or any other Subsidiary, (b) to make loans or advances to the Company or any other Subsidiary, or (c) to transfer any of its Property to the Company or any other Subsidiary, or (ii) on the ability of such Person or any other subsidiary of such Person to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances, or (c) transfers of Property (any such restriction being referred to herein as a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of (1) the Credit Facility as in effect from time to time, (2) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Subsidiary, (3) any instrument governing Indebtedness of a Person acquired by the Company or a Subsidiary at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, other than the Person, or the Property of the Person, so acquired, provided that such Indebtedness was not incurred in anticipation of such acquisition, (4) with respect to clauses (i)(c) and (ii)(c) above, Purchase Money Obligations for Property acquired in the ordinary course of business, (5) Indebtedness existing pursuant to a written agreement in effect on the date of this Indenture,
(6) Indebtedness under this Indenture, or (7) Indebtedness incurred to refinance, refund, extend or renew Indebtedness referred to in clauses (1),
(3), (4) or (5) above; provided that the Payment Restrictions contained therein are not materially more restrictive than those provided for in the Indebtedness being refinanced, refunded, extended or renewed.

SECTION 4.15. LIMITATION ON TRANSACTIONS WITH RELATED PERSONS.

       Neither the Company nor any of the Subsidiaries will (i) sell, lease, transfer or otherwise dispose of any of its Property to, (ii) purchase any property from, (iii) make any Investment (other than Permitted Unrestricted Subsidiary Investments and other Investments that do not breach the provisions of Section 4.11) in, or (iv) enter into any contract or agreement with or for the benefit of, a Related Person of the Company or any Subsidiary (other than the Company or any such Subsidiary in which no Related Person (other than the Company or another Wholly Owned Subsidiary) owns, directly or indirectly, an equity interest) (a "Related Party Transaction"), unless (a) such Related Party Transaction or series of associated Related Party Transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm's length transaction with an unrelated third party, (b) with respect to any Related Party Transaction or series of associated Related Party Transactions involving aggregate payments in excess of $1.0 million, the Company delivers, within 30 days of such Related Party Transaction or series of associated Related Party Transactions, an Officers' Certificate to the Trustee certifying that such Related Party Transaction or series of associated Related Party Transactions complies with the immediately preceding clause (a), and (c) with respect to a Related Party Transaction or series of associated Related Party Transactions involving payments of $5.0 million or more, the Company delivers, within 30 days of such Related Party Transaction or series of associated Related Party Transactions, an Officers' Certificate to the Trustee certifying that (1) such Related Party Transaction or series of associated Related Party Transactions complies with clause (a) above and (2) such Related Party Transaction or series of associated Related Party Transactions has been approved by a majority of the independent directors of the Company. Notwithstanding anything to the contrary in the foregoing, the foregoing restrictions shall not apply to (A) Related Party Transactions that are approved by the Board of Directors of the Company and such Subsidiary, if applicable, as in the best interests of the Company or such Subsidiary, which transactions together with all other Related Party Transactions in a related series involve or have an aggregate value not exceeding $1.0 million in each fiscal year, (B) fees and compensation paid to or agreements with officers, directors, employees or consultants of the Company or any Subsidiary, in each case that are





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reasonable, as determined by the Board of Directors or senior management thereof in good faith; (C) Employee Stock Repurchases, (D) transactions described under the heading "Certain Relationships and Related Transactions" in the Offering Circular of the Company dated August 14, 1997, relating to the issuance of the Securities, and (E) Restricted Payments that are not prohibited by the provision of Section 4.11.

SECTION 4.16. LIMITATION ON CONDUCT OF BUSINESS.

       The Company and the Subsidiaries will be operated in a manner such that their business activities will be in the oilfield services business and related products and services, including, but not limited to, (i) rental of downhole tools, general oil field equipment, petrochemical equipment and industrial and other equipment (which may include equipment not used in the oil and gas industry), (ii) drilling services, (iii) pipeline testing services, and
(iv) such other businesses as are reasonably necessary or desirable to facilitate the conduct and operations of the foregoing businesses.

SECTION 4.17. CHANGE OF CONTROL.

       (a) Upon the occurrence of a Change of Control, the Company shall make an offer to purchase all of the then outstanding Securities (a "Change of Control Offer") from the Holders of such Securities, at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the aggregate principal amount of such Securities, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date (as defined below), in accordance with the procedures set forth in paragraphs (b), (c) and (d) of this Section. The Company shall, subject to the provisions described below, be required to purchase all Securities properly tendered pursuant to a Change of Control Offer and not withdrawn.

       (b) The Change of Control Offer shall remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Purchase Date (as defined below) and in any event, for such period as required by applicable law.

       (c) Not later than the 30th day following the occurrence of a Change of Control, the Company shall mail to the Trustee and to each Holder of the Securities a notice (the "Change of Control Notice") stating:

              (1) that a Change in Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities, or portion thereof, at the Change of Control Purchase Price;

              (2) any information regarding such Change of Control required to be furnished pursuant to Section 14(e) of the Exchange Act and any other applicable securities laws and regulations thereunder;

              (3) a purchase date (the "Change of Control Purchase Date") which shall be on a Business Day and no earlier than 30 days nor later than 60 days after the occurrence of the Change of Control;

              (4) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

              (5) that unless the Company defaults in making payments therefor, or payment is otherwise prevented, any Security, or portion thereof, accepted for payment pursuant to the





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       Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

              (6) the instructions a Holder must follow in order to have his Securities repurchased in accordance with paragraph (d) of this
       Section 4.17.

       No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right.

       (d) To exercise the repurchase right, the Holder must deliver, on or before the fifth calendar day prior to the Change of Control Purchase Date, written notice to the Company (or an agent designated by the Company for such purpose) of the Holder's exercise of such right, together with (i) the Security or Securities with respect to which the right is being exercised, duly endorsed for transfer with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, and (ii) if the Change of Control Purchase Date falls between any record date for the payment of interest on the Securities and the next succeeding interest payment date, an amount equal to the interest which the Holder is entitled to receive on such interest payment date; provided, however, that with respect to Securities held of record by DTC,
(y) the Company shall modify such notice to the extent necessary to accord with the procedures of DTC applicable to repurchases, and (z) the Company or its designated agent may accept as tendered for repurchase pursuant to this
Section 4.17 Securities tendered by means of a book entry in accordance with the normal procedures of DTC, provided that any such interest amount shall be delivered by the Holder to the Company or its designated agent.
Notwithstanding the foregoing, if prior to the date that a Change of Control Notice is required to be mailed, a notice of optional redemption of all of the outstanding Securities has been mailed in accordance with the terms of this Indenture, the Company's obligation to send the Change of Control Notice shall be suspended (unless the Company shall default in the payment of the redemption price or accrued interest).

       (e) On the Change of Control Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Notice, (ii) if the Company appoints a depository or Paying Agent, deposit with such depository or Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Company. DTC, the Company or the Paying Agent, as the case may be, shall promptly mail to the Holder of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders of Physical Securities a new Security equal in principal amount to any unpurchased portion of the Security surrendered. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date. For purposes of this
Section 4.17, the Trustee shall act as the Paying Agent.

       (f) The Company, to the extent applicable and if required by law, will comply with Sections 13 and 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and any other federal and state securities laws, rules and regulations which may then be applicable to any offer by the Company to purchase the Securities pursuant to the provisions of this Section 4.17.

       (g) The Company shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.





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SECTION 4.18. SALE-AND-LEASEBACK TRANSACTIONS.

       The Company will not, and will not permit any Subsidiaries to, enter into any sale-and-leaseback transaction; provided that the Company or any Subsidiary, as applicable, may enter into a sale-and-leaseback transaction if
(i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such sale-and-leaseback transaction pursuant to the Consolidated EBITDA Coverage Ratio test set forth in the first paragraph of Section 4.09 and (b) created a Lien to secure such Indebtedness pursuant to Section 4.13, (ii) the fair market value of the consideration of such sale-and-leaseback transaction is at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the Property that is the subject of such sale-and-leaseback transaction, and (iii) the transfer of assets in such sale-and-leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.12.

SECTION 4.19. ISSUANCES AND SALES OF CAPITAL STOCK OF WHOLLY OWNED
SUBSIDIARIES.

       The Company (i) may not, and may not permit any Wholly Owned Subsidiary to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Wholly Owned Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary), unless (a) such transfer, conveyance, sale or other disposition is of all the Capital Stock of such Wholly Owned Subsidiary and (b) the cash Net Available Proceeds from such transfer, conveyance, sale or other disposition are applied in accordance with Section 4.12, and (ii) may not permit any Wholly Owned Subsidiary of the Company to issue any of its Capital Stock or any warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock) to any Person other than to the Company or a Wholly Owned Subsidiary; except, in the case of both clauses (i) and (ii) in this Section 4.19, with respect to dispositions or issuances by a Wholly Owned Subsidiary of the Company as contemplated in clauses (i) and (ii) of the definition of "Wholly Owned Subsidiary".

SECTION 4.20. REGISTRATION RIGHTS AGREEMENT.

       The Company will comply with all of the terms and provisions of each Registration Rights Agreement, including, without limitation, its obligation to pay Additional Interest (as defined therein) and to notify the Trustee immediately of the occurrence of any Registration Default (as defined therein) thereunder.

SECTION 4.21. QUALIFICATION OF INDENTURE.

       The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the corresponding Registration Rights Agreement and shall pay all costs and expenses (including attorneys' fees for the Company and the Trustee) incurred in connection therewith. In connection with any such qualification of this Indenture under the TIA, the Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request.





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                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01. WHEN COMPANY MAY MERGE, ETC.

       The Company shall not consolidate with or merge with any Person or convey, transfer or lease all or substantially all of its Property to any Person, unless:

              (1) the Company survives such merger or the Person formed by such consolidation or into which the Company is merged or that acquires by conveyance or transfer, or which leases, all or substantially all of the Property of the Company is a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of, and premium, if any, and interest on all the Securities and the performance of every other covenant and obligation of the Company under this Indenture;

              (2) immediately before and after giving effect to such transaction no Default or Event of Default exists;

              (3) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or, if not the Company, the surviving or transferee entity) is equal to or greater than the Consolidated Net Worth of the Company immediately before such transaction; and

              (4) immediately after giving effect to such transaction on a pro forma basis, the Company (or, if not the Company, the surviving or transferee entity) would be able to incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) under the test described in the first paragraph of Section 4.09.

       The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

       Upon any consolidation, merger, conveyance, lease or transfer in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein, and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Securities.





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                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.01. EVENTS OF DEFAULT.

       An "Event of Default" occurs upon:

              (1) default in the payment of principal of, or premium, if any, on, the Securities when due at maturity, upon repurchase, upon acceleration or otherwise, including failure of the Company to repurchase the Securities required to be repurchased, at the required purchase price, upon a Change of Control or an Asset Sale Offer, and failure to make, when due, any optional redemption payment;

              (2) default in the payment of any installment of interest on the Securities when due (including any interest payable in connection with optional redemption payments) and continuance of such default for 30 days;

              (3) default on any other Indebtedness of the Company, any Subsidiary Guarantor or any other Subsidiary if either (a) such default results from the failure to pay principal of, premium, if any, or interest on, any such Indebtedness when due in excess of $5.0 million and continuance of such default beyond any applicable cure, forbearance or notice period, or (b) as a result of such default, the maturity of such Indebtedness has been accelerated prior to its scheduled maturity, without such default and acceleration having been rescinded or annulled within a period of 10 days, and the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default, or the maturity of which has been so accelerated, aggregates $5.0 million or more;

              (4) default in the performance, or breach, of any other covenant of the Company or any Subsidiary Guarantor in this Indenture and failure to remedy such default within a period of 45 days after written notice thereof from the Trustee or Holders of 25% in principal amount of the outstanding Securities;

              (5) the entry by a court of one or more judgments or orders against the Company, any Subsidiary Guarantor or any other Subsidiary in an aggregate amount in excess of $5.0 million and which are not covered by insurance written by third parties that has not been vacated, discharged, satisfied or stayed pending appeal within 60 days from the entry thereof;

              (6) a Subsidiary Guarantee by a Subsidiary Guarantor that is a Material Subsidiary shall cease to be in full force and effect (other than a release of a Subsidiary Guarantee by designation of such Subsidiary Guarantor as an Unrestricted Subsidiary or as otherwise provided under this Indenture in connection with the sale, liquidation or other transfer of such Subsidiary Guarantor) or any Subsidiary Guarantor shall deny, disaffirm or seek to revoke its obligations with respect thereto;

              (7) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                     (A)    commences a voluntary case or proceeding,





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                     (B)    consents to the entry of an order for relief
              against it in an involuntary case or proceeding,

                     (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                     (D) makes a general assignment for the benefit of its creditors, or

                     (E) admits in writing that it generally is unable to pay its debts as the same become due; or

              (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                     (A) is for relief (with respect to the petition commencing such case) against the Company or any Material Subsidiary in an involuntary case or proceeding,

                     (B) appoints a Custodian of the Company or any Material Subsidiary or for all or substantially all of its respective Property, or

                     (C) orders the liquidation of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 60 days.

       The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02. ACCELERATION.

       If an Event of Default (other than an Event of Default specified in clauses (7) and (8) of Section 6.01) under Section 6.01 occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities may declare the unpaid principal of (or the Change of Control Purchase Price if the Event of Default includes failure to pay the Change of Control Purchase Price), and accrued and unpaid interest on, all the Securities then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders) and upon any such declaration such principal amount, premium, if any, and accrued and unpaid interest shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Securities to the contrary. If an Event of Default specified in clauses (7) or (8) of
Section 6.01 occurs, all unpaid principal of, and accrued interest on, the Securities then outstanding will become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

       The Holders of a majority in principal amount of the then outstanding Securities, by written notice to the Company, the Subsidiary Guarantors and the Trustee, may rescind and annul a declaration of acceleration and its consequences if (i) the Company or any Subsidiary Guarantor has paid or deposited with such Trustee a sum sufficient to pay (a) all overdue installments of interest on all the Securities, (b) the principal of, and premium, if any, on any Securities that has become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Securities, (c) to the extent that payment of such interest is lawful, interest on the defaulted interest at the rate or rates prescribed therefor in the Securities, and (d) all money paid or advanced by the Trustee thereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; (ii) all Events of Default, other than the non-payment of the principal of any Securities that have





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become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture; and (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission will affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 6.03. OTHER REMEDIES.

       If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name and as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

       The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. WAIVER OF PAST DEFAULTS.

       Subject to Sections 6.07 and 9.02, the Holders of at least a majority in principal amount of Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in payment of principal, premium, if any, or interest on the Securities, including any optional redemption payments or Change of Control Offer or Asset Sale Offer payments.

SECTION 6.05. CONTROL BY MAJORITY.

       The Holders of a majority in principal amount of the Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on such Trustee, provided that the Trustee may refuse to follow any direction that (i) conflicts with law or this Indenture, (ii) is unduly prejudicial to the rights of other Holders, or (iii) may involve the Trustee in personal liability.

SECTION 6.06. LIMITATION ON REMEDIES.

       Subject to Section 6.07, no Holder of any of the Securities will have any right to institute any proceeding, judicial or otherwise, or for the appointment of a receiver or trustee or pursue any remedy under this Indenture, unless:

              (i) such Holder has previously given notice to the Trustee of a continuing Event of Default,

              (ii) the Holders of not less than 25% in principal amount of the outstanding Securities have made written request to such Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under this Indenture,

              (iii) such Holder or Holders have offered and, if requested, provided to such Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request,





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              (iv)   such Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and

              (v) no direction inconsistent with such written request has been given to such Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities.

       A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over other Holders.

SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

       Notwithstanding any other provision of this Indenture, the Holder of any Securities will have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest on such Securities on the stated maturity therefor or redemption or purchase dates thereof and to institute suit for the enforcement of any such payment, and such right may not be impaired without the consent of such Holder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

       If an Event of Default in payment of interest or principal specified in
Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Subsidiary Guarantor for the whole amount of principal of and interest on the Securities remaining unpaid and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation and expenses of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

       (a) The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, the Subsidiary Guarantors, their creditors or their property and may collect and receive any money or other property payable or deliverable on any such claims and to distribute the same.

       (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES.

       If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

              First:  to the Trustee for amounts due under Section 7.07;

              Second: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and





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              Third:  to the Company.

       The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS.

       In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

       (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

       (b)    Except during the continuance of an Event of Default:

              (1) The Trustee need perform only those duties that are specifically set forth (or incorporated by reference) in this Indenture and no others.

              (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

       (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (1)    This paragraph (c) does not limit the effect of paragraph
       (b) of this Section.

              (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

              (3) The Trustee shall not be liable with respect to action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 or any other direction permitted by this Indenture, and the Trustee shall be entitled from time to time to request such a direction.





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       (d)    Every provision of this Indenture that in any way relates to the
Trustee is subject to paragraphs (a), (b) and (c) of this Section.

       (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

       (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. RIGHTS OF TRUSTEE.

       Subject to Section 7.01:

       (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, to the extent reasonably required by such inquiry or investigation.

       (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

       (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

       (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

       (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

       (f) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default (other than under Section 6.01(1) or (2)) unless a Trust Officer knows of such Event of Default or unless written notice of any Event of Default (other than under Section 6.01(1) or (2)) is received by the Trustee in accordance with and at its address specified in Section 11.02 hereof and such notice references the Securities generally, the Company or this Indenture.





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SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

       The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee and receive such permission or resign. Any Agent may do the same with like rights and duties. Further, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. TRUSTEE'S DISCLAIMER.

       The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any statement in the Securities other than its certificate of authentication.

SECTION 7.05. NOTICE OF DEFAULTS.

       If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder pursuant to Section 11.02 a notice of the Default within 90 days after it occurs. Except in the case of a Default in any payment on any Security, the Trustee may withhold the notice if and so long as the board of directors, executive committee or a trust committee of its directors and/or officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS.

       Within 60 days after each May 15, beginning with May 15, 1998, and for so long as Securities remain outstanding, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a), but only if such report is required in any year under TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

       A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange on which the Securities are listed in accordance with TIA Section 313(d). The Company shall notify the Trustee in writing if the Securities become listed on any national securities exchange or of any delisting thereof.

SECTION 7.07. COMPENSATION AND INDEMNITY.

       The Company shall pay the Trustee from time to time reasonable compensation (including compensation for extraordinary services relating to default administration) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred by it. Such expenses may include the reasonable compensation and expenses of the Trustee's agents and counsel.

       The Trustee shall not be under any obligation to institute any suit, or take any remedial action under this Indenture, or to enter any appearance or in any way defend any suit in which it may be a defendant, or to take any steps in the execution of the trusts created hereby or thereby or in the enforcement of any rights and powers under this Indenture, until it shall be indemnified to its satisfaction against any and all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including compensation for services, costs, expenses,





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outlays, counsel fees and other disbursements, and against all liability not due to its negligence or willful misconduct. The Company shall indemnify the Trustee against any loss or liability incurred by it in connection with the acceptance and administration of the trust and its duties hereunder as Trustee, Registrar and/or Paying Agent, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company of any claim for which the Trustee may seek indemnity; however, unless the position of the Company is prejudiced by such failure, the failure of the Trustee to promptly notify the Company shall not limit the Trustee's right to indemnification. The Company shall defend each such claim and the Trustee shall cooperate in the defense. The Trustee may retain separate counsel and the Company shall reimburse the Trustee for the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

       The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence or willful misconduct.

       To satisfy the Company's payment obligations in this Section, the Trustee shall have a claim prior to that of the Holders of the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities.

       When the Trustee incurs expenses or renders services after the occurrence of any Event of Default specified in Sections 6.01(7) or (8), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

       The provisions of this Section 7.07 shall survive the termination of this Indenture, as provided by Section 8.05.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

       A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

       The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and Company, in writing. The Company may remove the Trustee if:

              (1)    the Trustee fails to comply with Section 7.10;

              (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

              (3) a receiver or other public officer takes charge of the Trustee or its property; or

              (4) the Trustee becomes incapable of acting as Trustee hereunder.

       If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

       A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as





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Trustee to the successor Trustee, subject to the claim provided for in Section
7.07, the resignation or removal of the retiring Trustee shall become effective, the Company shall promptly pay all amounts due and payable to the retiring Trustee pursuant to Section 7.07, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

       If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

       If the Trustee fails to comply with Section 7.10, any Holder who has been a Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Any successor Trustee shall comply with TIA Section
 310(a)(5).

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

       If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided such corporation or association shall be otherwise eligible and qualified under this Article.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

       This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee (together with its parent bank holding company, if any) shall always have a combined capital and surplus of at least $200,000,000 as set forth in its most recent published annual report of condition. The Trustee shall also comply with TIA
Section  310(b).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

       The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE EIGHT

                             DISCHARGE OF INDENTURE

SECTION 8.01. TERMINATION OF COMPANY'S OBLIGATIONS.

       (a) This Indenture shall cease to be of further effect (subject to Section 8.05) when all outstanding Securities theretofore authenticated and issued hereunder have been delivered (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08) to the Trustee for cancellation and the Company has paid all sums payable hereunder and under the Securities.

       (b) In addition to the provisions of Section 8.01(a), at the Company's option, either (i) the Company and the Subsidiary Guarantors shall be deemed to have been discharged from their obligations with respect to the Securities and the provisions of this Indenture (subject to Section 8.05) on the 91st





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day after the applicable conditions set forth below have been satisfied or
(ii) the Company and the Subsidiary Guarantors shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.02, 4.03, 4.07 through 4.19, 5.01(2), 5.01(3), 5.01(4) and the last paragraph of Section 10.01 with respect to the Securities, and Sections 6.01(3) (to the extent that such default results from the breach of any of the terms, provisions or conditions of any of the foregoing Sections referred to in this clause (ii)), 6.01(4) (to the extent that such default results from the breach of any of the terms, provisions or conditions of any of the foregoing Sections referred to in this clause (ii)), 6.01(5) and (with respect to Material Subsidiaries) 6.01(7) shall cease to be operative, at any time after the applicable conditions set forth below have been satisfied:

              (1) the Company or any Subsidiary Guarantor shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (A) money or (B) U.S. Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide (without any reinvestment of such interest or principal), not later than one day before the due date of any payment, money or (C) a combination of (A) and (B), in an amount sufficient, in the opinion (with respect to (B) and (C)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee at or prior to the time of such deposit, to pay and discharge each installment of principal of, and premium (if any) and interest on, the outstanding Securities on the dates such installments are due;

              (2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default or an Event of Default resulting from one or more contemporaneous borrowings or issuances, the net proceeds of which are used, in whole or part, to fund such deposit) and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument (other than this Indenture) to which the Company or a Subsidiary Guarantor or any Subsidiary is a party or by which any of them is bound, as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with such deposit;

              (3) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.01 and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised, provided that in the case of the Securities being discharged pursuant to clause (i) of this Section 8.01(b), such opinion shall be based upon and shall identify a ruling by the Internal Revenue Service or a change in law to that effect (it being understood that (A) such Opinion of Counsel shall also state, if applicable, that such ruling or change in law is consistent with the conclusions reached in such Opinion of Counsel and (B) the Trustee shall be under no obligation to investigate the basis of correctness of such ruling);

              (4) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this Section 8.01 will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds hereunder becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended;

              (5) the Company or any Subsidiary Guarantor shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to Section 7.07; and





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              (6)    the Company shall have delivered to the Trustee an
       Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

       (c) The Company or any Subsidiary Guarantor may make an irrevocable deposit pursuant to this Section 8.01.

SECTION 8.02. APPLICATION OF TRUST MONEY.

       The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with the provisions of the Securities and this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust need not be segregated from other funds except to the extent required by law.

       The term "U.S. Government Obligations" means direct obligations of the United States for the payment of which the full faith and credit of the United States is pledged.

SECTION 8.03. REPAYMENT TO COMPANY.

       The Trustee and the Paying Agent shall promptly pay to the Company upon request any money or securities held by them at any time in excess of amounts required to pay principal of or interest on the Securities, which if such request is made prior to the discharge of this Indenture, shall be money or securities which in the opinion of a nationally recognized firm of independent public accountants expressed in a certification thereof to the Trustee are in excess of amounts required to pay principal of or interest on the Securities. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be paid to the Company. After repayment to the Company, any Holder entitled to such money shall thereafter, as an unsecured general creditor, look (unless an applicable law designates another Person) only to the Company for payment, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 8.04. REINSTATEMENT.

       If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Subsidiary Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company or any Subsidiary Guarantor has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company or such Subsidiary Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.





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SECTION 8.05. SURVIVAL OF CERTAIN OBLIGATIONS.

       Notwithstanding the satisfaction and discharge of this Indenture and of the Securities referred to in Section 8.01(b)(i) and Section 8.01(b)(ii), the respective obligations of the Company, the Subsidiary Guarantors and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.12, 4.01
(with respect to Section 8.01(b)(i)), 4.04, 6.07, 7.07, 7.08, 8.02, 8.03, 8.04,
10.03, and 10.04 shall survive until the Securities are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.02, 8.03 and 8.04 shall survive. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. WITHOUT CONSENT OF HOLDERS.

       The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

              (1)    to cure any ambiguity, defect or inconsistency;

              (2)    to comply with Sections 5.01, 10.02 or 10.06;

              (3) to provide for uncertificated Securities in addition to, or in place of, certificated Securities;

              (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

              (5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder.

       Notwithstanding the above, the Trustee and the Company may not make any change that adversely affects the legal rights of any Holders hereunder.

SECTION 9.02. WITH CONSENT OF HOLDERS.

       Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Subsidiary Guarantors and the Holders of at least a majority of the principal amount of the Securities then outstanding, and the Holders of a majority in principal amount of the Securities, together with the Subsidiary Guarantors, may waive compliance by the Company or any Subsidiary with any provision of this Indenture or the Securities. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

              (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

              (2)    reduce the rate of interest on the Securities;





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              (3)    reduce the principal amount of the Securities or extend
       the maturity schedule of the Securities or modify the redemption or repurchase provisions of the Securities;

              (4) waive a default in the payment of the principal of, premium (if any) or interest on the Securities;

              (5) make any Security payable in money other than that stated in the Security;

              (6) contractually subordinate the right of payment of the Securities in a manner that is adverse to the Holders; or

              (7) make any change in Section 6.04 or Section 6.07 hereof or in this sentence of this Section 9.02.

       It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. Any amendment, waiver or consent shall be deemed effective upon receipt by the Trustee of the necessary consents and shall not require execution of any supplemental indenture to be effective.

       After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of each Security affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, waiver, consent or supplemental indenture. Except as otherwise provided in Section 6.04 and this Section 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company or the Subsidiary Guarantors with any provisions of this Indenture or the Securities.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

       Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

       A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, until an amendment, supplement or waiver becomes effective, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. For such revocation to be effective, the Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.

       After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through (7) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.





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SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES.

       If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.06. TRUSTEE PROTECTED.

       Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture or waiver, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities, if required by Section 9.02, the Trustee shall sign any amendment or supplement or waiver authorized pursuant to this Article if the amendment or supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may but need not sign it. In signing such amendment or supplement or waiver the Trustee shall be entitled to receive, and (subject to Article Seven) shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplement or waiver is authorized or permitted by and complies with this Indenture, is the legal, valid and binding obligation of the Company or the applicable Subsidiary, or any combination of the foregoing Persons as applicable, enforceable against it or them, as applicable, in accordance with its terms (subject to customary qualifications and exceptions), and that all necessary governmental consents have been obtained. The Company may not sign an amendment or supplement until the Board of Directors of the Company approves it.

                                   ARTICLE TEN

                              SUBSIDIARY GUARANTEES

SECTION 10.01.       UNCONDITIONAL GUARANTEE.

       Each Subsidiary Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Subsidiary Guarantee") to each Holder of Securities authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that:

              (1) the principal of, premium, if any, and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

              (2) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (1) and (2) above, to the limitations set forth in Section 10.04.

       Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same





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immediately.  Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby, to the extent permitted by law, waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice, notice of intent to accelerate, notice of acceleration, and all other notices and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Subsidiary Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Subsidiary Guarantee.

       The Company agrees to cause (a) each Person (other than an Unrestricted Subsidiary and any Exempt Foreign Subsidiary) that shall become a Material Subsidiary after the date of the Issue Date, and (b) each Subsidiary that is not a Subsidiary Guarantor on the Issue Date that after the Issue Date incurs any Indebtedness with respect to any Indebtedness of the Company or any other Subsidiary, to execute and deliver a supplement to this Indenture agreeing to be bound by its terms applicable to a Subsidiary Guarantor and pursuant to which such Person will guarantee the payment of the Securities on the same terms and conditions as the Subsidiary Guarantees by the Subsidiary Guarantors.

SECTION 10.02.       SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN
TERMS.

       (a) Except as set forth in Article Five, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or another Subsidiary Guarantor.

       (b) Except as set forth in Article Five hereof, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a Person other than the Company or a Subsidiary Guarantor that is a Wholly Owned Subsidiary (whether or not affiliated with the Subsidiary Guarantor that is a Wholly Owned Subsidiary), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to a Person other than the Company or another Subsidiary Guarantor that is a Wholly Owned Subsidiary (whether or not affiliated with the Subsidiary Guarantor that is a Wholly Owned Subsidiary) authorized to acquire and operate the same; provided, however, that,
(i) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have





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occurred as a result of such transaction and be continuing, (ii) such transaction shall not violate any of the covenants in Sections 4.02, 4.09 through 4.16, 4.18 and 4.19, and (iii) except to the extent that Section 10.03 would result in the release of such Subsidiary Guarantor, each Subsidiary Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, such Subsidiary Guarantor's Subsidiary Guarantee set forth in this Article Ten, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving Person in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person formed by such consolidation, or into which the Subsidiary Guarantor shall have merged, or by the Person that shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.

SECTION 10.03.       RELEASE OF A SUBSIDIARY GUARANTOR.

       Upon the sale or other disposition of a Subsidiary Guarantor (or all or substantially all of its properties and assets), which is otherwise in compliance with the terms of this Indenture, including but not limited to the provisions of Section 10.02, such Subsidiary Guarantor shall be deemed released from all of the Subsidiary Guarantee and related obligations in this Indenture; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Company or any Subsidiary shall also terminate or be released upon such sale or transfer. Each Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with this Indenture shall be released from all of its Subsidiary Guarantee and related obligations set forth in this Indenture for so long as it remains an Unrestricted Subsidiary. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and an Opinion of Counsel certifying that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this Article Ten.

SECTION 10.04.       LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY.

       Each Subsidiary Guarantor and by its acceptance hereof each beneficiary hereof, hereby confirms that it is the intention of all such parties that Subsidiary Guarantee by such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, each such beneficiary and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities (including, but not limited to, Guarantor Senior Indebtedness of each Subsidiary Guarantor) of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 10.05, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. This
Section 10.04 is for the benefit of the creditors of each Subsidiary Guarantor, and, for purposes of applicable fraudulent transfer and fraudulent conveyance law, any Indebtedness of a Subsidiary Guarantor pursuant to the Credit Facility shall be deemed to have been incurred prior to the incurrence by such Subsidiary Guarantor of its liability under the Subsidiary Guarantee.





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SECTION 10.05.       CONTRIBUTION.

       In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under the Subsidiary Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Subsidiary Guarantor's obligations with respect to the Subsidiary Guarantee.

SECTION 10.06.       EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

       To evidence its guarantee set forth in Section 10.01, each Subsidiary Guarantor hereby agrees to execute its Subsidiary Guarantee in substantially the form of Exhibit A-1 to be endorsed on each Security ordered to be authenticated and delivered by the Trustee and each Subsidiary Guarantor agrees that this Indenture shall be executed on behalf of each Subsidiary Guarantor by its President or one of its Vice Presidents and attested to by an Officer or a Secretary or Assistant Secretary. Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee. Each such Subsidiary Guarantee shall be signed on behalf of each Subsidiary Guarantor by one Officer, (who shall have been duly authorized by all requisite corporate actions) prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors. Such signatures upon the Subsidiary Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Subsidiary Guarantee, and in case any such officer who shall have signed the Subsidiary Guarantee shall cease to be such officer before the Security on which such Subsidiary Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the Subsidiary Guarantee had not ceased to be such officer of the Subsidiary Guarantor.

SECTION 10.07.       SEVERABILITY.

       In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

SECTION 11.01.       TRUST INDENTURE ACT CONTROLS.

       If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of TIA Section 318(c), the imposed duties shall control.





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SECTION 11.02.       NOTICES.

       Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by certified or registered mail (return receipt requested) or sent by overnight air courier guaranteeing next-day delivery, addressed as follows or by facsimile transmission:

              If to the Company or any Subsidiary Guarantor:

                     Dailey International Inc.
                     One Lawrence Center
                     2507 North Frazier
                     Conroe, Texas  77305
                     Telecopy No.:  (409) 760-3304
                     Attention:  Chief Financial Officer

              Until written notice is given to the Trustee to the contrary, the office or agency maintained in the City of New York by the Company where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, shall be the offices of the Trustee located in the City of New York which are so designated immediately hereinafter.

              If to the Trustee:

                     For registration, transfer, exchange, payment and notices and demands to or upon Company in respect of the Securities (with copy of each such notice or demand sent to Trustee's office in Dallas, Texas as set forth below):

                            By hand:
                            U.S. Trust Company of Texas, N.A.
                            111 Broadway, L.L.
                            New York, New York  10006
                            Telephone:  (212) 374-4056
                            Attention:  Corporate Trust

                            By mail:
                            U.S. Trust Company of Texas, N.A.
                            P. O. Box 841
                            Cooper Station
                            New York, New York 10276

                     For all other communications relating to the Securities:

                            U.S. Trust Company of Texas, N.A.
                            2001 Ross Avenue, Suite 2700
                            Dallas, Texas  75201
                            Telephone: (214) 754-1254
                            Facsimile No.:  (214) 754-1303
                            Attention:  Corporate Trust





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       The Company or any Subsidiary Guarantor or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

       All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; 5 Business Days after being deposited in the United States mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile; the next Business Day after timely delivery to the courier, if sent for overnight delivery by a courier guaranteeing next-day delivery; and the second Business Day after timely delivery to the courier, if sent for second-day delivery by a courier guaranteeing second-day delivery.

       Any notice or communication mailed to a Holder shall be mailed to him by first-class mail at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

       Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. If the Company mails notice or communications to Holders it shall mail a copy to the Trustee and each Agent at the same time. All notices or communications shall be in writing.

SECTION 11.03.       COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

       Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04.       CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

       Upon any request or application by the Company and/or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company and/or such Subsidiary Guarantor, as the case may be, shall furnish to the
Trustee:

              (1) an Officers' Certificate stating that, in the opinion of the signers, the conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

              (2) an Opinion of Counsel stating that, in the opinion of such counsel, such conditions precedent have been complied with.

SECTION 11.05.       STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

       Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

              (1) a statement that each person making such certificate or opinion has read such covenant or condition;

              (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;





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              (3)    a statement that, in the opinion of each such person, he
       or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (4) a statement as to whether or not, in the opinion of each such person, such covenant or condition has been complied with.

SECTION 11.06.       RULES BY TRUSTEE AND AGENTS.

       The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar or Paying Agent may make reasonable rules for its functions.

SECTION 11.07.       LEGAL HOLIDAYS.

       A "Legal Holiday" is a Saturday, a Sunday, or a day on which banks and trust companies in The City of New York are not required by law or executive order to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at the place on the next succeeding day that is not a Legal Holiday, without additional interest.

SECTION 11.08.       GOVERNING LAW.

       THIS INDENTURE AND THE SECURITIES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 11.09.       NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

       This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10.       NO RECOURSE AGAINST OTHERS.

       ALL LIABILITY DESCRIBED IN PARAGRAPH 18 OF THE SECURITIES OF ANY DIRECTOR, OFFICER, EMPLOYEE OR STOCKHOLDER, AS SUCH, OF THE COMPANY, THE SUBSIDIARY GUARANTORS OR THE TRUSTEE IS WAIVED AND RELEASED.

SECTION 11.11.       SUCCESSORS.

       All agreements of the Company and Subsidiaries in this Indenture and the Securities shall bind their successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 11.12.       DUPLICATE ORIGINALS.

       The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.





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SECTION 11.13.       SEVERABILITY.

       In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 11.14.       COUNTERPARTS.

       This Indenture may be executed in one or more counterparts, and by each of the parties hereto on separate counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.





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                                   SIGNATURES

       IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

Dated:  February 13, 1998

                                           DAILEY INTERNATIONAL INC.


                                           By /s/ James F. Farr
                                              --------------------------------
                                                JAMES F. FARR
                                                President and Chief Executive
                                                  Officer


                                           U.S. TRUST COMPANY OF TEXAS, N.A.,
                                                  Trustee



                                           By /s/ Peter C. Gerrer
                                              --------------------------------
                                                Name: Peter C. Gerrer
                                                Title: Vice President


                                           SUBSIDIARY GUARANTORS:

                                           DAILEY ENERGY SERVICES, INC., a
                                                  Delaware corporation


                                           By /s/ James F. Farr
                                              --------------------------------
                                                JAMES F. FARR
                                                President


                                           DAILEY INTERNATIONAL SALES
                                           CORPORATION, a Delaware corporation


                                           By /s/ James F. Farr
                                              --------------------------------
                                                JAMES F. FARR
                                                President


                                           COLUMBIA PETROLEUM SERVICES CORP.,
                                             a Delaware corporation


                                           By /s/ James F. Farr
                                              --------------------------------
                                                JAMES F. FARR
                                                President





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                                           INTERNATIONAL PETROLEUM SERVICES,
                                           INC., a Delaware corporation


                                           By /s/ James F. Farr
                                              --------------------------------
                                                JAMES F. FARR
                                                President


                                           DAILEY ENVIRONMENTAL REMEDIATION
                                             TECHNOLOGIES, INC., a Texas
                                                  corporation


                                           By /s/ James F. Farr
                                              --------------------------------
                                                JAMES F. FARR
                                                President


                                           DAILEY WORLDWIDE SERVICES, CORP., a
                                           Texas corporation


                                           By /s/ James F. Farr
                                              --------------------------------
                                                JAMES F. FARR
                                                President


                                           AIR DRILLING INTERNATIONAL, INC., a
                                           Delaware corporation


                                           By /s/ David T. Tighe
                                              --------------------------------
                                                DAVID T. TIGHE
                                                Vice President


                                           AIR DRILLING SERVICES, INC., a
                                           Wyoming corporation


                                           By /s/ David T. Tighe
                                              --------------------------------
                                                DAVID T. TIGHE
                                                Vice President





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                                                                       EXHIBIT A


                               [Form of Security]


[If a Series A Security or a Series B Security constituting a Transfer Restricted Security --

       THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) ("INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE NOTES EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTES EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE NOTES EVIDENCED HEREBY, EXCEPT (A) TO DAILEY INTERNATIONAL INC. (THE "COMPANY"), (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO U.S. TRUST COMPANY OF TEXAS, N.A., AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTES EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (D) OUTSIDE THE UNITED STATES TO FOREIGN PURCHASERS IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTES EVIDENCED HEREBY ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTES EVIDENCED HEREBY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH NOTES, THE HOLDER MUST PRIOR TO SUCH TRANSFER, FURNISH TO U.S. TRUST COMPANY OF TEXAS, N.A., AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTES EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE). IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND U.S. TRUST COMPANY OF TEXAS, N.A., AS TRANSFER AGENT, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTES EVIDENCED HEREBY IF THE PROVISIONS OF SECTION 2.14(a)(i) OF THE INDENTURE ARE SATISFIED. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.





Dailey International Inc.:  Indenture
                                       A-1                        Execution Copy

REGISTERED

                           9 1/2% SENIOR NOTE DUE 2008

                                                        CUSIP:__________________
No. R-_________________                                          $______________

                            DAILEY INTERNATIONAL INC.
                            (a Delaware corporation)

promises to pay to __________________________
or registered assigns
the principal sum of ____________________ Dollars on February 15, 2008

              Interest Payment Dates:      February 15 and August 15

              Record Dates:                February 1 and August 1

Dated:                                     DAILEY INTERNATIONAL INC.

Attest:                                    By:


--------------------------                 ----------------------------------
       Secretary                                       President

                                           [Seal]
Authenticated:

U.S. TRUST COMPANY OF TEXAS, N.A.,
as Trustee


By
  -----------------------------------
       Authorized Signatory

OR

as Authenticating Agent


By
  -----------------------------------
       Authorized Signatory
[Seal]





Dailey International Inc.:  Indenture
                                       A-2                        Execution Copy

                           [Reverse Side of Security]


                            DAILEY INTERNATIONAL INC.

                           9 1/2% Senior Note Due 2008


1.     Interest.

       Dailey International Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at 9 1/2% per annum from ___________ ____, ______ until maturity. The Company will pay interest semiannually on February 15 and August 15 of each year, commencing ___________ ______, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Securities, in which case interest shall accrue from the date of authentication. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid interest on any Series A Security that is exchanged for a Series B Security pursuant to the Registration Rights Agreement shall be paid on or before the first interest payment date on the Series B Securities.

       The interest rate on the Securities is subject to increase under certain circumstances described in Section 4 of the Registration Rights Agreement.

       The Company shall pay interest on overdue principal of and interest on overdue installments of interest, to the extent lawful, at a rate equal to the rate of interest otherwise payable on the Securities.

2.     Method of Payment.

       The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the February 1 or August 1 immediately preceding the interest payment date even though Securities are cancelled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal of and interest on the Securities in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal or interest by check payable in such money or by wire transfer of immediately available funds. If paying by check, the Company may mail such check to a Holder's registered address.

3.     Paying Agent and Registrar.

       Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.





Dailey International Inc.:  Indenture
                                       A-3                        Execution Copy

4.     Indenture and Subsidiary Guarantees.

       The Company issued the Securities under an Indenture dated as of February 13, 1998 (the "Indenture") among the Company, the Subsidiary Guarantors, and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code
Sections 77aaa-77bbbb) as in effect on the date of the Indenture or on the date of any amendment thereto, to the extent required by Section 9.03 of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are general unsecured obligations of the Company limited to $275,000,000 aggregate principal amount in the case of Securities issued on the Issue Date. Payment on each Security is guaranteed on a senior unsecured basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Ten of the Indenture.

5.     Optional Redemption.

       At any time or in part from time to time on and after February 15, 2003, the Company may, at its option, redeem all or any portion of the Securities at the redemption prices (expressed as percentages of the principal amount of the Securities) set forth below, plus, in each case, accrued interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning on February 15 of the years indicated below:



                            Year                           Percentage
                            2003  . . . . . . . . . . .     104.750%
                            2004  . . . . . . . . . . .     103.167%
                            2005  . . . . . . . . . . .     101.583%
                            2006 and thereafter . . . .     100.000%

       In addition, at any time or from time to time on or before February 15, 2001, up to 35% of the aggregate principal amount of the Securities originally issued may be redeemed, at the option of the Company, upon not less than 30 or more than 60 days' notice, from the Net Proceeds of one or more Public Equity Offerings, at a price equal to 109.50% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption, provided that (i) at least 65% of the aggregate principal amount of the Securities originally issued remains outstanding immediately after each such redemption, and (ii) each such redemption occurs within 60 days following the closing of each such Public Equity Offering.

       In the case of any redemption of Securities, interest installments due and payable on or prior to the date of redemption will be payable to Holders of such Securities of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption. In the event of redemption or purchase of this Series __ Security in part only, a new Series __ Security or Securities for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

       The Securities do not have the benefit of any sinking fund obligations.





Dailey International Inc.:  Indenture
                                       A-4                        Execution Copy

6.     Notice of Redemption.

       Notice of redemption will be mailed to the registered address of each Holder of Securities to be redeemed at least 30 days but not more than 60 days before the redemption date. If less than all Securities are to be redeemed, the Trustee shall select pro rata, by lot or by any other method considered fair and appropriate by the Trustee and, if the Securities are listed on any securities exchange, by a method that complies with the requirements of such exchange, the Securities to be redeemed in multiples of $1,000. Securities in denominations larger than $1,000 may be redeemed in part.

7.     Change of Control.

       Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase all of the then outstanding Securities (a "Change of Control Offer"), and shall purchase, on a Business Day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the occurrence of a Change of Control, all of the then outstanding Securities validly tendered pursuant to such Change of Control Offer, at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Purchase Date.

       In order to effect such Change of Control Offer, the Company shall, not later than the 30th day after the occurrence of such Change of Control, mail to the Trustee and to each Holder of the Securities notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that Holders of the Securities must follow to accept the Change of Control Offer.

8.     Asset Sale Offer.

       In the event of certain Asset Sales, the Company may be required to make an Asset Sale Offer to purchase all or any portion of each Holder's Securities, at 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Asset Sale Offer Purchase Date.

9.     Restrictive Covenants.

       The Indenture imposes certain limitations on, among other things, the ability of the Company or Subsidiaries to merge or consolidate with any other Person or sell, lease or otherwise transfer all or substantially all of its properties or assets, the ability of the Company or the Subsidiaries to dispose of certain assets, to pay dividends and make certain other distributions and payments, to make certain investments or redeem, retire, repurchase or acquire for value shares of capital stock, to incur additional Indebtedness or incur encumbrances against certain property, to engage in other business activities, and to enter into certain transactions with Related Persons, all subject to certain limitations described in the Indenture.

10.    Denominations, Transfer, Exchange.

       The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar





Dailey International Inc.:  Indenture
                                       A-5                        Execution Copy
need not transfer or exchange any Securities selected for redemption. Also, it need not transfer or exchange any Securities for a period of 30 days before a selection of Securities to be redeemed.

11.    Persons Deemed Owners.

       The registered Holder of a Security may be treated as the owner of it for all purposes and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary.

12.    Unclaimed Money.

       If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease.

13.    Discharge and Defeasance.

       Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.    Amendment, Supplement, Waiver.

       Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities, and any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Holder, the Company may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or to provide for uncertificated Securities in addition to, or in place of, certificated Securities or to make any change that does not adversely affect the rights of any Holder.

15.    Successor Corporation.

       When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor corporation will be released from those obligations.

16.    Defaults and Remedies.

       An event of default generally is: default in payment of principal on the Securities; default for 30 days in payment of interest on the Securities; failure by the Company or any Subsidiary Guarantor for 45 days after notice to comply with any of its other agreements in the Indenture; certain defaults under or acceleration prior to maturity of other indebtedness; certain final judgments against the Company or Subsidiaries; a failure of any Subsidiary Guarantee of a Material Subsidiary to be in full force and effect or denial by any Subsidiary Guarantor of its obligations with respect thereto; and certain events of bankruptcy or insolvency. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to the Company or any Material Subsidiary, all outstanding Securities shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it





Dailey International Inc.:  Indenture
                                       A-6                        Execution Copy
enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

17.    Trustee Dealings with Company.

       U.S. Trust Company of Texas, N.A., the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee, subject, however, to required actions on the part of the Trustee in the event it acquires any conflicting interest.

18.    No Recourse Against Others.

       A DIRECTOR, OFFICER, EMPLOYEE OR STOCKHOLDER, AS SUCH, OF THE COMPANY, ANY SUBSIDIARY GUARANTOR OR THE TRUSTEE, SHALL NOT HAVE ANY LIABILITY FOR ANY OBLIGATIONS OF THE COMPANY, ANY SUBSIDIARY GUARANTOR OR THE TRUSTEE, UNDER THE SECURITIES OR THE INDENTURE OR FOR ANY CLAIM BASED ON, IN RESPECT OF OR BY REASON OF, SUCH OBLIGATIONS OR THEIR CREATION. EACH HOLDER BY ACCEPTING A SECURITY WAIVES AND RELEASES ALL SUCH LIABILITY. THE WAIVER AND RELEASE ARE PART OF THE CONSIDERATION FOR THE ISSUE OF THE SECURITIES AND THE SUBSIDIARY GUARANTEES.

19.    Authentication.

       This Security shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Security.

20.    Abbreviations.

       Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

21.    CUSIP Numbers.

       Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to Holders. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

       The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Secretary, Dailey International Inc., One Lawrence Center, 2507 North Frazier, Conroe, Texas 77305.

22.    Governing Law.

       THIS INDENTURE AND THE SECURITIES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.





Dailey International Inc.:  Indenture
                                       A-7                        Execution Copy

[If a Series A Security, the following:

23.    Exchange Option.

       At the option of the Holders hereof, the Series A Securities may be exchanged, pursuant to the Registration Rights Agreement, for a like aggregate principal amount of Series B Securities.]





Dailey International Inc.:  Indenture
                                       A-8                        Execution Copy

                              [Form of Assignment]


To assign this Security, fill in the form below:

I or we assign and transfer this Security to:



           -------------------------------------------------------

           -------------------------------------------------------
                   (Insert assignee's soc. sec. or tax ID no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Your Signature:
               -----------------------------------------------------------------
               (Sign exactly as your name appears on the other side of this Security)


Date:
     --------------------------
Signature Guarantee:
                    --------------------




Dailey International Inc.:  Indenture
                                       A-9                        Execution Copy

                  [Form of Option of Holder to Elect Purchase]


       If you want to elect to have this Security purchased by the Company pursuant to Section 4.12 or Section 4.17 of the Indenture, check the appropriate box:

                     Section 4.12  [   ]
                     Section 4.17  [   ]

       If you want to have only part of this Security purchased by the Company pursuant to Section 4.12 or 4.17 of the Indenture, state the amount (in integral multiples of $1,000):

$
 -----------------------------
Date:                                      Signature:
     -------------------------                       --------------------------
                                                     (Sign exactly as your
                                                     name appears on the
                                                     other side of this
                                                     Security)


Signature Guarantee:
                    ------------------------------




Dailey International Inc.:  Indenture
                                      A-10                        Execution Copy

                                                                     EXHIBIT A-1

                          [Form of Notation on Security
                        Relating to Subsidiary Guarantee]

                              SUBSIDIARY GUARANTEE

       Subject to the limitations set forth in the Indenture, the Subsidiary Guarantors (as defined in the Indenture referred to in the Security upon which this notation is endorsed, and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor or additional Subsidiary Guarantor under the Indenture) have unconditionally guaranteed (a) the due and punctual payment of the principal of, premium (if any), and interest on the Securities, whether at maturity, acceleration, redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest on the Securities, if any, to the extent lawful, (c) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and
(d) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

       No stockholder, officer, director or incorporator, as such, past, present or future, of the Subsidiary Guarantors shall have any personal liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

       This Subsidiary Guarantee shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and in the Indenture.

       This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.


                                           Subsidiary Guarantors:

                                           DAILEY ENERGY SERVICES, INC., a
                                           Delaware corporation



                                           By
                                             ---------------------------------
                                                Name:
                                                Title:





Dailey International Inc.:  Indenture
                                     A-1 - 1                      Execution Copy

                                           DAILEY INTERNATIONAL SALES
                                           CORPORATION,
                                             a Delaware corporation



                                           By
                                             ---------------------------------
                                                Name:
                                                Title:


                                           COLUMBIA PETROLEUM SERVICES CORP.,
                                             a Delaware corporation




                                           By
                                             ---------------------------------
                                                Name:
                                                Title:


                                           INTERNATIONAL PETROLEUM SERVICES,
                                           INC., a Delaware corporation



                                           By
                                             ---------------------------------
                                                Name:
                                                Title:


                                           DAILEY ENVIRONMENTAL REMEDIATION
                                             TECHNOLOGIES, INC., a Texas
                                                  corporation




                                           By
                                             ---------------------------------
                                                Name:
                                                Title:


                                           DAILEY WORLDWIDE SERVICES, CORP., a
                                           Texas corporation




                                           By
                                             ---------------------------------
                                                Name:
                                                Title:







Dailey International Inc.:  Indenture
                                     A-1 - 2                      Execution Copy

                                           AIR DRILLING INTERNATIONAL, INC., a
                                             Delaware corporation



                                           By
                                             ---------------------------------
                                                Name:
                                                Title:


                                           AIR DRILLING SERVICES, INC., a
                                           Wyoming corporation




                                           By
                                             ---------------------------------
                                                Name:
                                                Title:





Dailey International Inc.:  Indenture
                                     A-1 - 3                      Execution Copy

                                                                     EXHIBIT A-2

                     [Form of Legend For Global Securities]


       Any Global Security authenticated and delivered hereunder shall bear a legend in addition to the Private Placement Legend, if required pursuant to
Section 2.14, in substantially the following form:

              THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

              UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.





Dailey International Inc.:  Indenture
                                     A-2 - 1                      Execution Copy

                                                                     EXHIBIT B-1


                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES

                     Re:    9 1/2% Senior Notes due 2008, Series A, and
                            9 1/2% Senior Notes due 2008, Series B
                            (the "Securities"), of Dailey International Inc.

       This Certificate relates to $_______ principal amount of Securities held in the form of *[ ] a beneficial interest in a Global Security or *[ ] Physical Securities by _______________ (the "Transferor").

       The Transferor:*

       [ ] has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Security held by DTC a Physical Security or Physical Securities in definitive, registered form of authorized denominations and in an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

       [ ] has requested that the Registrar by written order exchange or register the transfer of a Physical Security or Physical Securities.

       In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.06 of such Indenture, and that the transfer of these Securities does not require registration under the Securities Act of 1933, as amended (the "Act") because *:

       [ ] Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of subparagraph (a)(1) or (c)(1) of Section
2.06 of the Indenture).

       [ ] Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

       [ ] Such Security is being transferred to an institutional "accredited investor" (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Act).

       [ ] Such Security is being transferred in reliance on Regulation S under the Act.

       [ ] Such Security is being transferred in reliance on Rule 144 under the Act.





Dailey International Inc.:  Indenture
                                     B-1 - 1                      Execution Copy

       [ ] Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 or Regulation S under the Act to a person other than an institutional "accredited investor."


                                           [INSERT NAME OF TRANSFEROR]


                                           By:
                                              -------------------------------
                                                  [Authorized Signatory]

Date:
     -------------------------------


----------

     * Check applicable box.





Dailey International Inc.:  Indenture
                                     B-1 - 2                      Execution Copy

                                                                     EXHIBIT B-2

                       FORM OF CERTIFICATE TO BE DELIVERED
                         IN CONNECTION WITH TRANSFERS TO
                       INSTITUTIONAL ACCREDITED INVESTORS


                                                     __________________ , ____



U.S. Trust Company of Texas, N.A.

---------------------------------

---------------------------------

       Re: Dailey International Inc. Indenture (the "Indenture") relating to 9 1/2% Senior Notes due 2008, Series A, or 9 1/2% Senior Notes due 2008, Series B

Ladies and Gentlemen:

       In connection with our proposed purchase of 9 1/2% Senior Notes due 2008, Series A, or 9 1/2% Series Notes due 2008, Series B (the "Securities"), of Dailey International Inc. (the "Company"), we confirm that:

       1. We have received such information as we deem necessary in order to make our investment decision.

       2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

       3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only
(A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form hereof, (D) outside the United States in accordance with Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

       4. We understand that, on any proposed resale of Securities, we will be required to furnish to you and the Company, such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.





Dailey International Inc.:  Indenture
                                     B-2 - 1                      Execution Copy

       5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be, for an indefinite period.

       6. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.

       You and the Company and your and their respective counsel are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                           Very truly yours,

                                           [Name of Transferee]



                                           By:
                                              ---------------------------------
                                                  [Authorized Signatory]





Dailey International Inc.:  Indenture
                                     B-2 - 2                      Execution Copy

                                                                     EXHIBIT B-3

                            FORM OF CERTIFICATE TO BE
                             DELIVERED IN CONNECTION
                           WITH REGULATION S TRANSFERS


                                                     __________________ , ____



U.S. Trust Company of Texas, N.A.

---------------------------------

---------------------------------


       Re:    Dailey International Inc. ("the Company")
              9 1/2% Senior Notes due 2008, Series A, and
              9 1/2% Senior Notes due 2008, Series B (the "Securities")


Ladies and Gentlemen:

       In connection with our proposed sale of $__________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S (as amended, "Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

              (1) the offer of the Securities was not made to a person in the United States or targeted at any identifiable group of U.S. citizen abroad;

              (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

              (3) no directed selling efforts (as defined in Rule 902(b) of Regulation S) have been made in the United States in contravention of the requirements of Rule 904(b) of Regulation S;

              (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

              (5) we have advised the transferee of the transfer restrictions applicable to the Securities.





Dailey International Inc.:  Indenture
                                     B-3 - 1                      Execution Copy

       You and the Company and your and their respective counsel are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy thereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                           Very truly yours,

                                           [Name of Transferor]



                                           By:
                                              ----------------------------
                                                  [Authorized Signature]





Dailey International Inc.:  Indenture
                                     B-3 - 2                      Execution Copy

                                                                         ANNEX A

================================================================================



                           DAILEY INTERNATIONAL INC.

                                    and the

                             SUBSIDIARY GUARANTORS

                               identified herein

                                  $275,000,000

                          9 1/2% Senior Notes due 2008

                         REGISTRATION RIGHTS AGREEMENT

                               February 13, 1998





Jefferies & Company, Inc.
================================================================================

                               TABLE OF CONTENTS

                                                                        PAGE NO.
1.     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

2.     Exchange Offer   . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

3.     Shelf Registration   . . . . . . . . . . . . . . . . . . . . . . . . .  6

4.     Additional Interest  . . . . . . . . . . . . . . . . . . . . . . . . .  7

5.     Registration Procedures  . . . . . . . . . . . . . . . . . . . . . . .  8

6.     Registration Expenses  . . . . . . . . . . . . . . . . . . . . . . . . 13

7.     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

8.     Rules 144 and 144A   . . . . . . . . . . . . . . . . . . . . . . . . . 16

9.     Underwritten Registrations   . . . . . . . . . . . . . . . . . . . . . 16

10.    Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
              a.     Remedies   . . . . . . . . . . . . . . . . . . . . . . . 16
              b.     No Inconsistent Agreements   . . . . . . . . . . . . . . 16
              c.     No Piggyback on Registrations  . . . . . . . . . . . . . 16
              d.     Amendments and Waivers   . . . . . . . . . . . . . . . . 16
              e.     Notices  . . . . . . . . . . . . . . . . . . . . . . . . 17
              f.     Successors and Assigns   . . . . . . . . . . . . . . . . 17
              g.     Counterparts   . . . . . . . . . . . . . . . . . . . . . 17
              h.     Governing Law; Submission to Jurisdiction  . . . . . . . 17
              i.     Severability   . . . . . . . . . . . . . . . . . . . . . 18
              j.     Headings   . . . . . . . . . . . . . . . . . . . . . . . 18

                         REGISTRATION RIGHTS AGREEMENT


              This Registration Rights Agreement (the "Agreement") is made and entered into as of February 13, 1998 by and among Dailey International, Inc., a Delaware corporation (the "Company"), Dailey Energy Services, Inc., Dailey International Sales Corporation, Columbia Petroleum Services Corp., International Petroleum Services, Inc., Dailey Environmental Remediation Technologies, Inc., Dailey Worldwide Services, Corp., Air Drilling International, Inc. and Air Drilling Services, Inc. (the "Subsidiary Guarantors" and, together with the Company, the "Issuers") and Jefferies & Company, Inc. (the "Initial Purchaser").

              This Agreement is made pursuant to the Purchase Agreement, dated February 6, 1998, among the Company, the Subsidiary Guarantors and the Initial Purchaser (the "Purchase Agreement"). In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights provided for in this Agreement to the Initial Purchaser and its direct and indirect transferees. The execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

              The parties hereby agree as follows:

1.     DEFINITIONS.

              As used in this Agreement, the following terms shall have the following meanings:

              Additional Interest: As defined in Section 4(a) hereof.

              Advice:  As defined in the last paragraph of Section 5 hereof.

              Affiliate: With respect to any specified person, "Affiliate" shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

              Business Day: Any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York generally are required or authorized by law or other government action to be closed.

              Company:  As defined in the preamble hereof.

              Consummate or consummate: When used to qualify the term "Exchange Offer" shall mean validly and lawfully to issue and deliver the Exchange Notes pursuant to the Exchange Offer for all Notes validly tendered and not validly withdrawn pursuant thereto in accordance with the terms of this Agreement.

              Consummation Date: The date that is 30 Business Days immediately following the date that the Exchange Offer Registration Statement shall have been declared effective by the SEC.

              Effectiveness Period:  As defined in Section 3(a) hereof.

              Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC pursuant thereto.

              Exchange Date:  As defined in Section 2(d) hereof.

              Exchange Notes: The 9 1/2% Senior Notes due 2008, Series B, of the Company, unconditionally guaranteed on a joint and severed basis by each of the Subsidiary Guarantors, issued pursuant to the Indenture, and that are identical to the Notes in all material respects, except that the provisions regarding restrictions on transfer shall be modified, as appropriate, and the issuance thereof pursuant to the Exchange Offer shall have been registered pursuant to an effective Registration Statement in compliance with the Securities Act.

              Exchange Offer: An offer to issue, in exchange for any and all of the Notes, a like aggregate principal amount of Exchange Notes, which offer shall be made by the Company pursuant to Section 2 hereof.

              Exchange Offer Registration Statement: As defined in Section 2(a) hereof.

              Indemnified Person:  As defined in Section 7(a) hereof.

              Indenture: The Indenture, dated as of February __, 1998, among the Issuers and U.S. Trust Company of Texas, N.A., as trustee thereunder, pursuant to which the Notes are issued, as amended or supplemented from time to time in accordance with the terms thereof.

              Issue Date:  As defined in Section 2(a).

              Issuers:  As defined in the preamble hereof.

              Notes: The 9 1/2% Senior Notes due 2008, Series A, of the Company, unconditionally guaranteed on a joint and several basis by each of the Subsidiary Guarantors and, issued pursuant to the Indenture.

              Participating Broker-Dealer:  As defined in Section 2(e) hereof.

              Private Exchange:  As defined in Section 2(c) hereof.

              Private Exchange Notes: As defined in Section 2(c) hereof.

              Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Notes, Exchange Notes or Private Exchange Notes covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

              Registration Default:  As defined in Section 4(a) hereof.

              Registration Statement: Any registration statement of the Company and the Subsidiary Guarantors that covers any of the Notes, Exchange Notes or Private Exchange Notes pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

              Rule 144: Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

              Rule 144A: Rule 144A promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

              Rule 158: Rule 158 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

              Rule 174: Rule 174 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

              Rule 415: Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

              Rule 424: Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such Rule.

              SEC:  The Securities and Exchange Commission.

              Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

              Shelf Registration: As defined in Section 3 hereof.

              Shelf Registration Statement: As defined in Section 3 hereof.

              Special Counsel: Baker & Botts, L.L.P., special counsel to the holders of Transfer Restricted Securities, or such other counsel as shall be agreed upon by the Issuers and holders of a majority in aggregate principal amount of Transfer Restricted Securities, the expenses of which holders of Transfer Restricted Securities will be reimbursed by the Issuers pursuant to
Section 6.

              TIA:  The Trust Indenture Act of 1939, as amended.

              Transfer Restricted Securities: The Notes, upon original issuance thereof, and at all times subsequent thereto, each Exchange Note as to which Section 3(a)(ii) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note upon original issuance thereof and at all times subsequent thereto, until in the case of any such Note, Exchange Note or Private Exchange Note, as the case may be, the earliest to occur of (i) the date on which any such Note has been exchanged by a person other than a Participating Broker-Dealer for an Exchange Note (other than with respect to an Exchange Note as to which Section 3(a)(ii) hereof applies) pursuant to the Exchange Offer, (ii) with respect to Exchange Notes received by Participating Broker-Dealers in the Exchange Offer, the earlier of (x) the date on which such Exchange Note has been sold by such Participating Broker-Dealer by means of the Prospectus contained in the Exchange Offer Registration Statement and (y) the date on which the Exchange Offer Registration Statement has been effective under the Securities Act for a period of one year after the Consummation Date, (iii) a Shelf Registration Statement covering such Note, Exchange Note or Private Exchange Note has been declared effective by the SEC and such Note, Exchange Note or Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Shelf Registration Statement, (iv) the date on which such Note, Exchange Note or Private Exchange Note, as the case may be, is distributed to the public pursuant to Rule 144 (or any similar provisions then in effect) or is saleable pursuant to Rule 144(k) promulgated by the SEC pursuant to the Securities Act or (v) the date on which such Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture or any other indenture under which such Exchange Note or Private Exchange Note was issued.

              Trustee:  The trustee under the Indenture.

              Underwritten Registration or Underwritten Offering: A registration in connection with which securities are sold to an underwriter for reoffering to the public pursuant to an effective Registration Statement.

2.     EXCHANGE OFFER.

       a. To the extent not prohibited by any applicable law or applicable interpretation of the SEC or the staff of the SEC, the Issuers shall (A) prepare and, on or prior to 60 days after the date of original issuance of the Notes (the "Issue Date"), file with the SEC a Registration Statement under the Securities Act with respect to an offer by the Company to the holders of the Notes to issue and deliver to such holders, in exchange for Notes, a like principal amount of Exchange Notes, (B) use their best efforts to cause the Registration Statement relating to the Exchange Offer to be declared effective by the SEC under the Securities Act on or prior to 180 days after the Issue Date, and (C) commence the Exchange Offer and use best efforts to issue, on or prior to the Consummation Date, the Exchange Notes. The offer and sale of the Exchange Notes pursuant to the Exchange Offer shall be registered pursuant to the Securities Act on the appropriate form (the "Exchange Offer Registration Statement") and duly registered or qualified under all applicable state securities or Blue Sky laws and will comply with all applicable tender offer rules and regulations under the Exchange Act and state securities or Blue Sky laws. The Exchange Offer shall not be subject to any condition, other than that the Exchange Offer does not violate any applicable law or interpretation of the SEC or the staff of the SEC. Upon consummation of the Exchange Offer in accordance with this Section 2, the Issuers shall have no further registration obligations other than with respect to (i) Private Exchange Notes, (ii) Exchange Notes held by Participating Broker-Dealers and (iii) Notes or Exchange Notes as to which Section 3(a)(ii) hereof applies. No securities shall be included in the Exchange Offer Registration Statement other than the Exchange Notes.

       b. The Issuers may require each holder of Notes as a condition to its participation in the Exchange Offer to represent to the Issuers and their counsel in writing (which may be contained in the applicable letter of transmittal) that at the time of the consummation of the Exchange Offer (i) any Exchange Notes received by such holder will be acquired in the ordinary course of its business, (ii) such holder will have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and (iii) such holder is not an Affiliate of an Issuer, or if it is an Affiliate of an Issuer, it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable.

       c. To the extent not prohibited by applicable law or applicable interpretation of the SEC or the staff of the SEC, if, prior to consummation of the Exchange Offer, the Initial Purchaser holds any Notes acquired by it and having, or which are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, or any other holder of Notes is not entitled to participate in the Exchange Offer, the Company upon the request of the Initial Purchaser or any such holder shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to the Initial Purchaser and any such holder, in exchange (the "Private Exchange") for such Notes held by the Initial Purchaser and any such holder, a like principal amount of debt securities of the Company, guaranteed by each of the Subsidiary Guarantors on an unsecured senior basis, that are identical in all material respects to the Exchange Notes (the "Private Exchange Notes") (and which are issued pursuant to the same indenture as the Exchange Notes). The Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes.

       d. Unless the Exchange Offer would not be permitted by any applicable law or interpretation of the SEC or the staff of the SEC, the Company shall mail the Exchange Offer Prospectus and appropriate accompanying documents, including appropriate letters of transmittal, to each holder of Notes providing, in addition to such other disclosures as are required by applicable law:

              i. that the Exchange Offer is being made pursuant to this Agreement and that all Notes validly tendered will be accepted for exchange;

              ii. the date of acceptance for exchange (the "Exchange Date"), which date shall in no event be later than the Consummation Date (unless otherwise required by applicable law);

              iii. that holders of Notes electing to have a Note exchanged pursuant to the Exchange Offer will be required to surrender such Note, together with the enclosed letters of transmittal, to the institution and at the address (located in the city of New York) specified in the notice prior to the close of business on the Exchange Date; and

              iv. that holders of Notes that do not tender all such securities pursuant to the Exchange Offer may no longer have any registration rights hereunder with respect to Notes not tendered.

              Promptly after the Exchange Date, the Company shall:

              (i) accept for exchange all Notes or portions thereof validly tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange; and

              (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Notes or portions thereof so accepted for exchange by the Company, and issue, cause the Trustee under the Indenture (or the indenture pursuant to which the Exchange Notes are issued) to authenticate, and mail to each holder of Notes, Exchange Notes equal in principal amount to the principal amount of the Notes surrendered by such holder.

       e. The Issuers and the Initial Purchaser acknowledge that the staff of the SEC has taken the position that any broker-dealer that owns Exchange Notes that were received by such broker-dealer for its own account in the Exchange Offer (a "Participating Broker-Dealer") may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes (other than a resale of an unsold allotment resulting from the original offering of the Notes). The Issuers and the Initial Purchaser also acknowledge that the staff of the SEC has taken the position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligations under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act. In light of the foregoing, if requested by a Participating Broker-Dealer, the Issuers agree (x) to use their best efforts to keep the Exchange Offer Registration Statement continuously effective for a period of up to one year or such earlier date as each Participating Broker-Dealer shall have notified the Company in writing that such Participating Broker-Dealer has resold all Exchange Notes acquired in the Exchange Offer, (y) to comply with the provisions of Section 5 of this Agreement, as they relate to the Exchange Offer and the Exchange Offer Registration Statement and (z) to deliver to such Participating Broker-Dealer a "cold comfort" letter of the independent public accountants of the Issuers and a legal opinion as to matters reasonably requested by such Participating Broker-Dealer relating to the Exchange Offer Registration Statement and the related Prospectus and any amendments or supplements thereto.

       f. The Initial Purchaser shall have no liability to any Participating Broker-Dealer with respect to any request made pursuant to
Section 2(e).

       g. Accrued but unpaid interest on any Note that is exchanged for an Exchange Note or a Private Exchange Note pursuant to this Agreement shall be paid on or before the first interest payment date on the Exchange Notes and the Private Exchange Notes, as the case may be.

       h. The Exchange Notes and the Private Exchange Notes may be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture, which in either event shall provide that the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture, except in any case where an Exchange Note constitutes a Transfer Restricted Security. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that neither the Exchange Notes, the Private Exchange Notes nor the Notes will have the right to vote or consent as a separate class on any matter.

3.     SHELF REGISTRATION.

       a. If (i) the Company is not permitted to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy, (ii) any holder of a Note notifies the Company on or prior to the Exchange Date that (A) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (B) due to a change in law or policy it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or
(C) it is a broker-dealer and owns Notes (including the Initial Purchaser that holds Notes as part of an unsold allotment from the original offering of the Notes) acquired directly from an Issuer or an Affiliate of an Issuer or (iii) any holder of Private Exchange Notes so requests within 120 days after the consummation of the Private Exchange (each such event referred to in clauses
(i) through (iii), a "Shelf Filing Event"), the Issuers shall cause to be filed with the SEC pursuant to

Rule 415 a shelf registration statement (the "Shelf Registration Statement") on or prior to the later of (x) 90 days after the Issue Date and (y) 30 days after the occurrence of such Shelf Filing Event, relating to all Transfer Restricted Securities (the "Shelf Registration") the holders of which have provided the information required pursuant to Section 3(b) hereof, and shall use their best efforts to have the Shelf Registration Statement declared effective by the SEC on or prior to 90 days after the occurrence of such Shelf Filing Event, provided that if the Company has not consummated the Exchange Offer within 210 days of the Issue Date, then the Issuers shall cause the Shelf Registration Statement to be filed with the SEC on or prior to the 211th day after the Issue Date and shall use their best efforts to have the Shelf Registration Statement declared effective by the SEC within 60 days of the date of filing thereof. In such circumstances, the Issuers shall use their best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act, until
(A) the first anniversary of the Issue Date (subject to extension pursuant to Section 5 hereof) or (B) if sooner, the date immediately following the date that all Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant thereto (the "Effectiveness Period"); provided, however, that the Effectiveness Period shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 and as otherwise provided herein.

       b. No holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such holder furnishes to the Company in writing, within 30 days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary prospectus included therein. No holder of Transfer Restricted Securities shall be entitled to Additional Interest pursuant to Section 4 hereof unless and until such holder shall have provided all such reasonably requested information. Each holder of Transfer Restricted Securities as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.

4.     ADDITIONAL INTEREST.

       a. The parties hereto agree that the holders of Transfer Restricted Securities will suffer damages if the Issuers fail to fulfill their obligations pursuant to Section 2 or Section 3, as applicable, and that it would not be feasible to ascertain the extent of such damages. Accordingly, in the event that (i) the applicable Registration Statement is not filed with the SEC on or prior to the date specified herein for such filing, (ii) the applicable Registration Statement has not been declared effective by the SEC on or prior to the date specified herein for such effectiveness after such obligation arises, (iii) if the Exchange Offer is required to be Consummated hereunder, the Company has not exchanged Exchange Notes for all Notes validly tendered and not validly withdrawn in accordance with the terms of the Exchange Offer by the Consummation Date or (iv) the applicable Registration Statement is filed and declared effective but shall thereafter cease to be effective without being succeeded immediately by any additional Registration Statement covering the Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, which has been filed and declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), then the interest rate on Transfer Restricted Securities will increase ("Additional Interest"), with respect to the first 90-day period immediately following the occurrence of such Registration Default, by 0.50% per annum and will increase by an additional 0.50% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of 2% per annum with respect to all Registration Defaults. Following the cure of a Registration Default, the accrual of Additional Interest with respect to such Registration Default will cease and upon the cure of all Registration Defaults the interest rate will revert to the original rate.

       b. The Company shall notify the Trustee and paying agent under the Indenture (or the trustee and paying agent under such other indenture under which the Transfer Restricted Securities are issued) immediately upon the happening of each and every Registration Default. The Company shall pay the Additional Interest due on the Transfer Restricted Securities by depositing with the paying agent (which shall not be the Company for these purposes) for the Transfer Restricted Securities, in trust, for the benefit of the holders thereof, prior to 11:00 A.M. on the next interest payment date specified by the Indenture (or such other indenture), sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date specified by the Indenture (or such other indenture) to the record holder entitled to receive the interest payment to be made on such date. Each obligation to pay Additional Interest shall be deemed to accrue from and including the date of the applicable Registration Default.

       c. The parties hereto agree that the Additional Interest provided for in this Section 4 constitutes a reasonable estimate of the damages that will be suffered by holders of Transfer Restricted Securities by reason of the happening of any Registration Default.

5.     REGISTRATION PROCEDURES.

              In connection with the Issuers' registration obligations hereunder, the Issuers shall effect such registrations on the appropriate form available for the sale of the Notes, the Exchange Notes or Private Exchange Notes, as applicable, to (i) in the case of the Exchange Offer, permit the exchange of Exchange Notes for Notes in the Exchange Offer and, if applicable, resales of Exchange Notes by Participating Broker-Dealers and (ii) in the case of a Shelf Registration, permit the sale of the applicable Transfer Restricted Securities in accordance with the method or methods of disposition thereof specified by the holders of such Transfer Restricted Securities, and pursuant thereto the Issuers shall as expeditiously as possible:

       a. in the case of a Shelf Registration, a reasonable period of time prior to the initial filing of a Shelf Registration Statement or Prospectus and a reasonable period of time prior to the filing of any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), furnish to the holders of the Transfer Restricted Securities included in such Shelf Registration Statement, their Special Counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such holders, their Special Counsel and such underwriters, if any, and cause the officers and directors of the Issuers, counsel to the Issuers and independent certified public accountants to the Issuers to respond to such reasonable inquiries as shall be necessary, in the opinion of respective counsel to such holders and such underwriters, to conduct a reasonable investigation within the meaning of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated by the Initial Purchaser, and on behalf of any other persons by one counsel designated by and on behalf of such other persons; and provided, further, that the Issuers shall not be deemed to have kept a Shelf Registration Statement effective during the applicable period if any of them voluntarily takes or fails to take any reasonable action that results in holders of the Transfer Restricted Securities covered thereby not being able to sell such Transfer Restricted Securities pursuant to Federal securities laws during that period (and the time period during which such Shelf Registration Statement is required to remain effective hereunder shall be extended by the number of days during which such holders of Transfer Restricted Securities are not able to sell such Transfer Restricted Securities). The Issuers shall not file any such Shelf Registration Statement or related Prospectus or any amendments or supplements thereto to which the holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such Shelf Registration Statement shall reasonably object on a timely basis;

       b. prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented;

       c. notify the holders of Transfer Restricted Securities to be sold or, in the case of Transfer Restricted Securities tendered for in an Exchange Offer, their Special Counsel and the managing underwriters, if any, promptly, and (if requested by any such person), confirm such notice in writing, (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment is proposed to be filed and (B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use of a Prospectus or the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Notes, Exchange Notes or Private Exchange Notes for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event or information becoming known that makes any statement made in a Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of a Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

       d. use their best efforts to avoid the issuance of or, if issued, obtain the withdrawal of any order enjoining or suspending the use of a Prospectus or the effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Notes, Exchange Notes or Private Exchange Notes for sale in any jurisdiction, at the earliest practicable moment;

       e. if a Shelf Registration Statement is filed pursuant to Section 3 hereof and if requested by the managing underwriters, if any, or the holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold pursuant to such Shelf Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders reasonably believe should be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment under the Securities Act as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Issuers shall not be required to take any action pursuant to this Section 5(e) that would, in the opinion of counsel for the Issuers, violate applicable law;

       f. upon written request to the Company, furnish to each holder of Notes, Exchange Notes or Private Exchange Notes to be exchanged or sold pursuant to a Registration Statement, their Special Counsel and each managing underwriter, if any, without charge, at least one conformed copy of such Registration

Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested (including those previously furnished or incorporated by reference) as soon as practicable after the filing of such documents with the SEC;

       g. deliver to each holder of Notes, Exchange Notes or Private Exchange Notes to be exchanged or sold pursuant to a Registration Statement, their Special Counsel and the underwriters, if any, without charge, as many copies of the Prospectus (including each form of prospectus) and each amendment or supplement thereto as such persons reasonably request; and the Issuers hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Transfer Restricted Securities and the underwriters, if any, in connection with the offering and sale of the Transfer Restricted Securities covered by such Prospectus and any amendment or supplement thereto;

       h. prior to any public offering of Notes, Exchange Notes or Private Exchange Notes, use their best efforts to register or qualify or cooperate with the holders of Notes, Exchange Notes or Private Exchange Notes to be sold or tendered for the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Notes, Exchange Notes or Private Exchange Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any such holder or underwriter reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective hereunder and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Notes, Exchange Notes or Private Exchange Notes covered by the applicable Registration Statement; provided, however, that the Issuers shall not be required to (i) qualify generally to do business in any jurisdiction where they are not then so qualified or (ii) take any action which would subject them to general service of process or to taxation in any jurisdiction where they are not so subject;

       i. in connection with any sale or transfer of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the holders thereof and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company and to enable such Transfer Restricted Securities to be in such authorized denominations and registered in such names as the managing underwriters, if any, or such holders may request at least two Business Days prior to any sale of Transfer Restricted Securities;

       j. upon the occurrence of any event contemplated by Section 5(c)(v), as promptly as practicable, prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to each Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

       k. prior to the effective date of the Exchange Offer Registration Statement, to provide a CUSIP number for the Exchange Notes (and Private Exchange Notes if applicable);

       l. if a Shelf Registration Statement is filed pursuant to Section 3 hereof, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold) in order to expedite or facilitate the disposition of such Transfer Restricted Securities, and, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Transfer Restricted Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries (including with respect to businesses or assets acquired or to be acquired by any of them), and the Shelf Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Issuers and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and Special Counsel to the holders of the Transfer Restricted Securities being sold), addressed to each selling holder of Transfer Restricted Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Special Counsel and underwriters; (iii) use their best efforts to obtain customary "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Shelf Registration Statement), addressed (where reasonably possible) to each selling holder of Transfer Restricted Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings;
(iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling holders and the underwriters, if any, than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to holders of a majority in aggregate principal amount of Transfer Restricted Securities covered by such Shelf Registration Statement and the managing underwriters, if any); and (v) deliver such documents and certificates as may be reasonably requested by the holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold, their Special Counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuers;

       m. in the case of a Shelf Registration, make available for inspection by a representative of the holders of Transfer Restricted Securities being sold, any underwriter participating in any such disposition of Transfer Restricted Securities, and any attorney, consultant or accountant retained by such selling holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (including with respect to businesses and assets acquired or to be acquired to the extent that such information is available to the Company), and cause the officers, directors, agents and employees of the Company and its subsidiaries (including with respect to businesses and assets acquired or to be acquired to the extent that such information is available to the Company) to supply all information in each case reasonably requested by any such representative, underwriter, attorney, consultant or accountant in connection with such Shelf Registration; provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of the Shelf Registration Statement or the use of any Prospectus),

(iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such person or (iv) such information becomes available to such person from a source other than the Company and its subsidiaries and such source is not bound by a confidentiality agreement; and provided, further, that the foregoing inspection and information gathering shall be coordinated by the Initial Purchaser and on behalf of any other persons, by one counsel designated by and on behalf of such other persons;

       n. provide an indenture trustee for the Notes and/or the Exchange Notes and Private Exchange Notes, as the case may be, and cause an indenture to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Notes and/or the Exchange Notes and Private Exchange Notes, as the case may be; and if such indenture shall be the Indenture, in connection therewith, cooperate with the Trustee and the holders of the Notes and/or the Exchange Notes and Private Exchange Notes, to effect such changes to the Indenture as may be required for the Indenture to be (or to remain) so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause the Trustee to execute, all customary documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be (or to remain) so qualified in a timely manner;

       o. comply with all applicable rules and regulations of the SEC and make generally available to their security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158, no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or reasonable efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter after the effective date of a Registration Statement, which statement shall cover said period, consistent with the requirements of Rule 158; and

       p. cooperate with each seller of Transfer Restricted Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Transfer Restricted Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.

              The Issuers may require a holder of Transfer Restricted Securities to be included in a Registration Statement to furnish to the Issuers such information regarding the distribution of such Transfer Restricted Securities as is required by law to be disclosed in such Registration Statement and the Issuers may exclude from such Registration Statement the Transfer Restricted Securities of any holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

              If any such Registration Statement refers to any holder by name or otherwise as the holder of any securities of an Issuer, then such holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such holder, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Issuers' securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Issuers or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act, the deletion of the reference to such holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

              In the case of a Shelf Registration pursuant to Section 3 hereof, each holder of Transfer Restricted Securities agrees by acquisition of such Transfer Restricted Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 5(c)(ii), 5(c)(iii), 5(c)(iv) or 5(c)(v) hereof, such holder will forthwith discontinue disposition of such Transfer Restricted Securities covered by such Registration Statement or Prospectus until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 5(j) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. If the Company shall give any such notice, the Effectiveness Period shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each holder of Transfer Restricted Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(j) hereof or (y) the Advice, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

6.     REGISTRATION EXPENSES.

              All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers shall be borne by the Issuers whether or not any Registration Statement is filed or becomes effective and whether or not any Notes, Exchange Notes or Private Exchange Notes are issued or sold pursuant to any Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses
(A) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) in compliance with securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing Prospectuses), (iii) reasonable fees and disbursements of counsel for the Issuers and the Special Counsel, (iv) fees and disbursements of all independent certified public accountants referred to in Section 2(e) and
Section 5(l)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (v) if required by applicable law, including the rules of the National Association of Securities Dealers, Inc., the reasonable fees and expenses of any "qualified independent underwriter" and its counsel and (vi) fees and expenses of all other persons retained by the Issuers. In addition, the Issuers shall pay their internal expenses (including, without limitation, all salaries and expenses of their respective officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Notes, Exchange Notes or Private Exchange Notes to be registered on any securities exchange. Notwithstanding the foregoing or anything in this Agreement to the contrary, each holder of Transfer Restricted Securities shall pay all underwriting discounts and commissions of any underwriters with respect to any Notes, Exchange Notes or Private Exchange Notes sold by it.

7.     INDEMNIFICATION.

       a. The Issuers agree, jointly and severally, to indemnify and hold harmless (i) the Initial Purchaser, each holder of Notes, Exchange Notes and Private Exchange Notes and each Participating Broker-Dealer, (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the foregoing (any of the persons referred to in this clause (ii) being hereinafter referred to as a ("controlling person")) and
(iii) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser, each holder of Notes, Exchange Notes and Private Exchange Notes, each Participating Broker-Dealer and any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person"), from and against any and all losses, claims, damages, liabilities and judgments arising out of or relating to any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or preliminary prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Indemnified Person furnished in writing to the Issuers by or on behalf of such Indemnified Person expressly for use therein; provided, that the indemnity agreement contained in this Section 7(a) with respect to any preliminary prospectus or amended preliminary prospectus shall not inure to the benefit of any Indemnified Person from whom the person asserting any such loss, expense, liability or claim purchased the securities which is the subject thereof, if the Prospectus corrected any such alleged untrue statement or omission and if such Indemnified Person failed to send or give a copy of the written Prospectus, excluding any documents incorporated by reference, to such person at or prior to the written confirmation of the sale of securities to such person, provided that the Issuer has delivered the Prospectus to the Initial Purchaser in requisite quantity on a timely basis to permit such delivery or sending.

       b. In case any action shall be brought against any Indemnified Person, based upon any Registration Statement or any such Prospectus or preliminary prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Issuers hereunder, such Indemnified Person shall promptly notify the Issuers in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person and payment of all fees and expenses. Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless (i) the employment of such counsel shall have been specifically authorized in writing by the Issuers, (ii) the Company shall have failed to assume the defense and employ counsel or pay all such fees and expenses or
(iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Person and an Issuer and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to any such Issuer (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Person, it being understood, however, that the Issuers shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by such Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred). The Issuers shall not be liable for any settlement of any such action effected without their written consent but if settled with the written consent of the Issuers, the Issuers agree, jointly and severally, to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement. No Issuer shall, without the prior written consent of each Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

       c. In connection with any Registration Statement pursuant to which a holder of Transfer Restricted Securities offers or sells Transfer Restricted Securities, such holder agrees, severally and not jointly, to indemnify and hold harmless the Issuers, their respective directors and officers and any person controlling an Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each Indemnified Person but only with respect to information relating to such holder furnished in writing by or on behalf of such holder expressly for use in such Registration Statement. In any such case in which any action shall be brought against an Issuer, any director or officer of an Issuer or any person controlling an Issuer based on such Registration Statement and in respect of which indemnity may be sought against a holder of Transfer Restricted Securities, such holder shall have the rights and duties given to the Issuers (except that if an Issuer shall have assumed the defense thereof, such holder shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such holder), and the Issuers, their respective directors and officers and any person controlling an Issuer shall have the rights and duties given to the Indemnified Persons by Section 7(b) hereof.

       d. If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Notes, the Exchange Notes or the Private Exchange Notes, as the case may be (it being expressly understood and agreed that the relative benefits received by the Issuers from the offering of the Notes, Exchange Notes or Private Exchange Notes, as the case may be, shall be the amount of the net proceeds received by the Company from the sale of the Notes to the Initial Purchaser), or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of each indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by an indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              The Issuers and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Indemnified Person were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Indemnified Person shall be required to contribute any amount in excess of the amount by which the net profits received by it in connection with the sale of the Notes, Exchange Notes or Private Exchange Notes contemplated by this Agreement exceeds the amount of any damages which such Indemnified Person has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Indemnified Person's obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective amount of Notes, Exchange Notes or Private Exchange Notes included in any such Registration Statement by each Indemnified Person and not joint.

8.     RULES 144 AND 144A.

              Each of the Issuers shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any holder of Transfer Restricted Securities, make available other information as required by, and so long as necessary to permit, sales of its Transfer Restricted Securities pursuant to Rule 144A. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require an Issuer to register any of its securities pursuant to the Exchange Act.

9.     UNDERWRITTEN REGISTRATIONS.

              If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering, subject to the consent of the Company (which will not be unreasonably withheld or delayed).
No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.    MISCELLANEOUS.

       a. Remedies. In the event of a breach by an Issuer or by a holder of Notes, Exchange Notes or Private Exchange Notes of any of its obligations under this Agreement, each holder of Notes, Exchange Notes or Private Exchange Notes and each Issuer, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Subject to Section 4 hereof, the Issuers and each holder of Notes, Exchange Notes and Private Exchange Notes agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of any of the provisions of this Agreement and each hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

       b. No Inconsistent Agreements. The Issuers will not enter into any agreement with respect to their securities that is inconsistent with the rights granted to the holders of Notes, Exchange Notes and Private Exchange Notes and Indemnified Persons in this Agreement or otherwise conflicts with the provisions hereof. Without the written consent of the holders of a majority in aggregate principal amount of the outstanding Transfer Restricted Securities, the Issuers shall not grant to any person any rights which conflict with or are inconsistent with the provisions of this Agreement.

       c. No Piggyback on Registrations. The Issuers shall not grant to any of their security holders (other than the holders of Transfer Restricted Securities in such capacity) the right to include any of their securities in any Registration Statement other than Transfer Restricted Securities.

       d. Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the holders of not less than a majority of the then outstanding aggregate principal amount of Transfer Restricted Securities;

provided, however, that, for the purposes of this Agreement, Transfer Restricted Securities that are owned, directly or indirectly, by the Issuers or any of their Affiliates are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Transfer Restricted Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Transfer Restricted Securities may be given by holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold by such holders pursuant to such Registration Statement; and provided, further, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence. Notwithstanding the foregoing, no amendment, modification, supplement, waiver or consent with respect to Section 7 shall be made or given otherwise than with the prior written consent of each Indemnified Person affected thereby.

       e. Notices. All notices and other communications provided for herein shall be made in writing by hand-delivery, next-day air courier, certified first-class mail, return receipt requested, telex or telecopier:

              i.     if to the Issuers, as provided in the Purchase Agreement,

              ii. if to the Initial Purchaser, as provided in the Purchase Agreement, or

              iii. if to any other person who is then the registered holder of Notes, Exchange Notes or Private Exchange Notes, to the address of such holder as it appears in the register therefor of the Company.

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one Business Day after being timely delivered to a next-day air courier; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; and when receipt is acknowledged by the recipient's telecopier machine, if telecopied.

       f. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each holder of Notes, Exchange Notes and Private Exchange Notes. The Issuers may not assign any of their rights or obligations hereunder without the prior written consent of each holder of Transfer Restricted Securities and each Indemnified Person. Notwithstanding the foregoing, no successor or assignee of an Issuer shall have any of the rights granted under this Agreement until such person shall acknowledge its rights and obligations hereunder by a signed written statement of such person's acceptance of such rights and obligations.

       g. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement.

       h. Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. THE ISSUERS HEREBY IRREVOCABLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF ANY COMPETENT NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH

IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.

       i. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

       j. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

       IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the date first written above.


                                         DAILEY INTERNATIONAL INC.


                                         By:
                                            ------------------------------------
                                             James F. Farr
                                             President and Chief Executive
                                             Officer


                                         DAILEY ENERGY SERVICES, INC.



                                         By:
                                            ------------------------------------
                                             David T. Tighe
                                             Vice President


                                         DAILEY INTERNATIONAL SALES CORPORATION



                                         By:
                                            ------------------------------------
                                             David T. Tighe
                                             Vice President


                                         COLUMBIA PETROLEUM SERVICES CORP.



                                         By:
                                            ------------------------------------
                                             David T. Tighe
                                             Vice President


                                         INTERNATIONAL PETROLEUM SERVICES, INC.



                                         By:
                                            ------------------------------------
                                             David T. Tighe
                                             Vice President

                                         DAILEY ENVIRONMENTAL REMEDIATION
                                             TECHNOLOGIES, INC.



                                         By:
                                            ------------------------------------
                                             David T. Tighe
                                             Treasurer


                                         DAILEY WORLDWIDE SERVICES, CORP.



                                         By:
                                            ------------------------------------
                                             David T. Tighe
                                             Treasurer


                                         AIR DRILLING INTERNATIONAL, INC.



                                         By:
                                            ------------------------------------
                                             David T. Tighe
                                             Vice President


                                         AIR DRILLING SERVICES, INC.



                                         By:
                                            ------------------------------------
                                             David T. Tighe
                                             Vice President



JEFFERIES & COMPANY, INC.


By:
   ----------------------------
     Jay Levy
     Vice President